                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:


/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                       FACTORY STORES OF AMERICA, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:


/X/  Fee paid previously with preliminary materials.


/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                       [FACTORY STORES OF AMERICA LOGO]



                                                                    May 15, 1996


Dear Stockholder:

     On behalf of the Board of Directors, I cordially invite you to attend the Annual Meeting of Stockholders of Factory Stores of America, Inc. The meeting will be held on June 27, 1996, at 10:00 a.m., local time, at the Raleigh Marriott Crabtree Valley at 4500 Marriott Drive, Raleigh, North Carolina. The formal notice and proxy statement for this meeting are attached to this letter.

     It is important that you sign, date and return your proxy as soon as possible, even if you currently plan to attend the Annual Meeting. You may still attend the Annual Meeting and vote in person if you desire, but returning your proxy card now will assure that your vote is counted if you are unable to attend. Your vote, regardless of the number of shares you own, is important.

     On behalf of the Board of Directors, I thank you for your cooperation.

                                           Sincerely,

                                           /s/ J. Dixon Fleming, Jr.

                                           J. Dixon Fleming, Jr.

                        FACTORY STORES OF AMERICA, INC.

                             230 NORTH EQUITY DRIVE
                           SMITHFIELD, NORTH CAROLINA

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD JUNE 27, 1996


     NOTICE IS HEREBY GIVEN that the 1996 Annual Meeting of Stockholders of Factory Stores of America, Inc., a Delaware corporation (the "Company"), will be held at the Raleigh Marriott Crabtree Valley at 4500 Marriott Drive, Raleigh, North Carolina, on Thursday, June 27, 1996, at 10:00 a.m., local time, for the following purposes:


          1. To elect seven directors to serve until the 1997 annual meeting or until their successors are duly elected and qualified;

          2. To amend the Company's 1993 Employee Stock Incentive Plan;

          3. To amend the Company's Second Restated Certificate of Incorporation (the "Charter") to authorize preferred stock and approve the issuance of the Company's Series A Convertible Preferred Stock and the underlying Common Stock;

          4. To amend the Charter to change the Company's corporate name to "FAC Realty, Inc.";

          5. To transact such other business as may properly come before the meeting and any adjournment thereof.

     Only stockholders of record at the close of business on April 30, 1996 will be entitled to notice of and to vote at the meeting or any adjournment thereof.

                                           By Order of the Board of Directors

                                           /s/ Robin W. Malphrus, Esq.

                                           Robin W. Malphrus, Esq.
                                           Assistant Secretary


Dated: May 15, 1996


     YOUR VOTE IS IMPORTANT NO MATTER HOW LARGE OR SMALL YOUR HOLDINGS MAY BE. THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER PROXY SOLICITATION. PLEASE MAIL YOUR PROXY TODAY.

                        FACTORY STORES OF AMERICA, INC.

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 27, 1996


     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Factory Stores of America, Inc., a Delaware corporation (the "Company"), of proxies from the holders of the Company's common stock (the "Common Stock") for use at the 1996 Annual Meeting of Stockholders to be held at the Raleigh Marriott Crabtree Valley at 4500 Marriott Drive, Raleigh, North Carolina, 27577 on June 27, 1996, at 10:00 a.m., local time, and at any adjournments or postponements thereof (the "Annual Meeting"). This Proxy Statement and the accompanying form of proxy, together with the Company's 1995 Annual Report to Stockholders, are first being sent to stockholders on or about May 15, 1996.


                          INFORMATION CONCERNING PROXY
                             AND PROXY SOLICITATION

     The enclosed proxy is solicited on behalf of the Board of Directors. The giving of a proxy does not preclude the right to vote in person should any stockholder giving the proxy so desire. Stockholders have a right to revoke their proxy at any time before it is voted, either by attending the Annual Meeting and voting in person or by filing with the Company's Secretary at its principal executive offices a written revocation or duly executed proxy bearing a later date; however, no such revocation will be effective until written notice of the revocation is received by the Company at or prior to the Annual Meeting. There are no dissenters' rights with respect to any of the matters to be acted upon.

     The cost of preparing and mailing this Proxy Statement, the Notice of Annual Meeting of Stockholders and the enclosed proxy will be borne by the Company. In addition to the use of mail, employees of the Company may solicit proxies personally and by telephone. Employees will receive no compensation for soliciting proxies other than their regular salaries. The Company may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy materials to their principals and to request authority for the execution of proxies. The Company has retained Corporate Communications, Inc. to aid in the solicitation at an estimated cost of $1,000.

                             PURPOSE OF THE MEETING

     At the Annual Meeting, the stockholders will consider and vote upon the following matters:

          1. The election of seven directors to serve until the 1997 annual meeting or until their successors are duly elected and qualified;

          2. The amendment of the Factory Stores of America, Inc. 1993 Employee Stock Incentive Plan (the "Stock Incentive Plan") to increase the number of shares of Common Stock reserved for issuance thereunder from 525,000 to 1,100,000 (the "Stock Plan Amendment");


          3. The amendment of the Company's Second Restated Certificate of Incorporation (the "Charter") to authorize preferred stock and approval of the issuance of the Company's Series A Convertible Preferred Stock (the "Series A Preferred Stock") and the issuance of Common Stock upon conversion of the Series A Preferred Stock (the "Preferred Stock Amendment");



          4. The amendment of the Charter to change the Company's corporate name to "FAC Realty, Inc." (the "Name Change Amendment"); and



          5. To transact such other business as may properly come before the meeting and any adjournment thereof.


     Unless contrary instructions are indicated on the enclosed proxy, all shares represented by valid proxies received pursuant to this solicitation will be voted in favor of the election of the seven nominees named herein and in favor of each of the other proposals set forth herein. In the event a stockholder specifies a different choice by means of the enclosed proxy, all shares held by that stockholder will be voted in accordance with the specification so made.

                OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS

     The Board of Directors has set the close of business on April 30, 1996 as the record date (the "Record Date") for determining stockholders of the Company entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 12,026,013 shares of Common Stock outstanding, all of which are entitled to one vote on all matters to be acted upon at the Annual Meeting. The presence in person or by proxy of the holders of a majority of the shares of the Common Stock outstanding as of the Record Date is necessary to constitute a quorum for the transaction of business at the Annual Meeting.


     Directors of the Company are elected by a plurality vote. With respect to the election of directors, votes may be cast in favor of the nominees or withheld. Withheld votes and broker non-votes, if any, are not treated as votes cast and, therefore, will have no effect on this proposal. The affirmative vote of a majority of the shares present in person or by proxy and entitled to vote is necessary to approve the Stock Plan Amendment. Abstentions will be counted as present for purposes of these proposals and, therefore, will have the effect of a negative vote. However, broker non-votes are not considered shares entitled to vote and, therefore, will have no effect on these proposals. The affirmative vote of a majority of the shares of Common Stock outstanding on the Record Date is necessary to approve and adopt the Preferred Stock Amendment and the Name Change Amendment. Abstentions and broker non-votes, if any, will have the practical effect of votes against these proposals. If a broker indicates on a proxy that the broker does not have discretionary authority as to certain shares to vote on a particular matter, such shares will not be considered as present and entitled to vote with respect to that matter.


     Each of the current executive officers and directors of the Company has advised the Company that he intends to vote his shares of Common Stock for approval of each proposal.


     It is not anticipated that any matters other than those set forth in the Notice of Annual Meeting of Stockholders will be brought before the Annual Meeting. If any other matters properly come before the Annual Meeting, including matters incident to the conduct of the Annual Meeting, the proxies will be voted in accordance with the best judgment of the persons named in the proxy.


                       EXECUTIVE OFFICERS OF THE COMPANY


     The following table sets forth certain information with respect to the current executive officers of the Company.



                       NAME                          AGE                 POSITION
---------------------------------------------------  ---   -------------------------------------
J. Dixon Fleming, Jr...............................  41    Chairman of the Board of Directors
                                                            and Chief Executive Officer
C. Cammack Morton..................................  44    President and Chief Operating Officer
John N. Nelli......................................  39    Senior Vice President -- Finance and
                                                             Chief Financial Officer
Connell L. Radcliff................................  41    Senior Vice President -- Retail
                                                             Development
Christopher G. Gavrelis............................  42    Senior Vice President -- Management
                                                             and Development


     J. Dixon Fleming, Jr., the Chairman of the Board of Directors and Chief Executive Officer of the Company since its organization in April 1993, was a principal owner and member of the founding family of the North-South Group ("NSG"), a partnership that owned and managed five of the Company's properties prior to its organization and subsequent acquisition of such properties. Mr. Fleming had been affiliated with NSG since 1980.


     C. Cammack Morton joined the Company in December 1995 as Chief Operating Officer and was elected President and a director in January 1996. Mr. Morton previously served as Managing Director of Rothschild Realty, Inc. ("Rothschild") and President and Chief Executive Officer of the Charter Oak Group, Ltd., a subsidiary of Rothschild engaged in the development and management of factory outlet centers. He joined Rothschild in 1987 as Vice President, was promoted to Senior Vice President in 1989 and to Managing Director in 1991. Prior to joining Rothschild, Mr. Morton was President of retail development for Western Development Corporation (now the Mills Corporation). To resolve certain personal financial matters arising out of a limited partner obligation to the general partner of a real estate partnership, Mr. Morton filed a petition for relief under Chapter 11 of the United States Bankruptcy Code in March 1994. After settling with the general partner, the bankruptcy case was dismissed in June 1994. Mr. Morton presently serves as president of Developers of Outlet Centers, the trade organization for the owners and operators of factory outlet centers. Mr. Morton also serves on the Editorial Advisory Board of Shopping Center World and on the Advisory Board of Value Retail News, a unit of the International Council of Shopping Centers.



     John N. Nelli joined the Company as Senior Vice President -- Finance in February 1995 and was promoted to his current position in September 1995. Prior to his affiliation with the Company, Mr. Nelli served for one year as the Chief Financial Officer of Litchfield Theatres, Ltd., an owner and operator of movie theaters in six southeastern states. From February to September 1993, he served as interim President and a director of Natter Manufacturing, Inc., a company he joined as Chief Financial Officer in 1989. Prior thereto, Mr. Nelli worked for eight years with Touche Ross & Co. (now Deloitte & Touche LLP), an international accounting firm. Mr. Nelli was a Senior Audit Manager at the time of departure from Touche Ross & Co. in 1989. Mr. Nelli is a certified public accountant.


     Connell L. Radcliff has served as Senior Vice President of the Company since its organization in April 1993. Mr. Radcliff joined NSG as Vice
President -- Leasing in 1989. From 1987 to 1989, Mr. Radcliff was a real estate broker for The Shopping Center Group, a real estate brokerage firm specializing in national tenant representation. Mr. Radcliff is responsible for the Company's retail development activities.


     Christopher G. Gavrelis joined the Company in December 1995 and was elected Senior Vice President in January 1996. Prior to his affiliation with the Company, Mr. Gavrelis was Vice President of the Charter Oak Group for approximately four years. From 1989 to 1991, Mr. Gavrelis served as regional property manager for McArthur/Glen Realty Corp. (now HGI Realty, Inc.), a company engaged in the development and operation of factory outlet centers. Mr. Gavrelis is responsible for the Company's management, administration and development activities.

                              BENEFICIAL OWNERSHIP



     By Management. The following table sets forth certain information regarding the beneficial ownership of Common Stock of the Company as of April 16, 1996 by the: (a) Chief Executive Officer; (b) other current executive officers named on the Summary Compensation Table; (c) certain former executive officers named on the Summary Compensation Table; (d) each director and nominee for director; and (e) current executive officers and directors as a group. There are no stockholders known to the Company to be beneficial owners of more than five percent of the Common Stock as of April 16, 1996. Except as otherwise described in the notes below, the following beneficial owners have sole voting power and sole investment power with respect to all shares of Common Stock set forth opposite their name.



                                                               AMOUNT AND NATURE OF        PERCENT
                                                               BENEFICIAL OWNERSHIP      OF CLASS(1)
                                                               --------------------      -----------
J. Dixon Fleming, Jr.........................................         459,032(2)             3.82%
C. Cammack Morton............................................         101,800(3)                *
Connell L. Radcliff..........................................         115,891(4)                *
John N. Nelli................................................           6,000(5)                *
Robert O. Amick..............................................           3,544(6)                *
B. Mayo Boddie, Sr...........................................           4,344(6)                *
J. Richard Futrell, Jr.......................................           3,044(7)                *
John W. Gildea...............................................           7,000(8)                *
Theodore E. Haigler, Jr......................................           3,354(9)                *
John M. Slocum...............................................         136,300(10)            1.13
David A. Hodson..............................................         353,938(11)            2.94
All current executive officers and directors as a group (10
  persons)...................................................         863,976(12)            7.18


---------------


 (1) An asterisk (*) indicates less than one percent.


 (2) Includes 90,000 shares of restricted stock as to which Mr. Fleming has sole voting power and the right to receive dividends, 64,270 shares subject to presently exercisable stock options and 100 shares held by Mr. Fleming's spouse.


 (3) Includes 90,000 shares of restricted stock as to which Mr. Morton has sole voting power and the right to receive dividends, and 9,700 shares subject to presently exercisable options. Does not include 51,300 shares subject to stock options that will vest and become exercisable upon stockholder approval of Proposal 2. See "Employment Agreements -- Long-Term Compensation."

 (4) Includes 30,750 shares subject to presently exercisable stock options.
 (5) Includes 1,000 shares of restricted stock as to which Mr. Nelli has sole voting power and 4,000 shares subject to presently exercisable stock options.
 (6) Includes 2,000 shares subject to presently exercisable stock options.
 (7) Includes 2,000 shares subject to presently exercisable stock options and 200 shares held by a trust established for the benefit of Mr. Futrell.

 (8) Mr. Gildea became a director of the Company effective May 1, 1996. Includes Exchangeable Subordinated Notes of the Company which would be convertible into 3,000 shares of Common Stock, owned directly by Mr. Gildea, and Exchangeable Subordinated Notes convertible into 4,000 shares of Common Stock owned by Mr. Gildea's spouse as custodian for their children as to which Mr. Gildea disclaims beneficial ownership. See discussion of "Proposal 3" below.

 (9) Includes 2,000 shares subject to presently exercisable stock options and ten shares held by Mr. Haigler as a custodian under the Uniform Gifts to Minors Act.

(10) Includes 65,250 shares subject to presently exercisable options. Mr. Slocum resigned as an officer of the Company on September 18, 1995.


(11) Includes 99,300 shares subject to presently exercisable options. Mr. Hodson resigned from the Company on December 31, 1995.

(12) Includes 188,970 shares subject to presently exercisable options.

     By Others. The following table sets forth certain information regarding each person or entity known by the Company to be the beneficial owner of more than 5% of the Company's Common Stock as of May 13, 1996.



                                                                  AMOUNT AND NATURE OF     PERCENT
              NAME AND ADDRESS OF BENEFICIAL OWNER                BENEFICIAL OWNERSHIP     OF CLASS
----------------------------------------------------------------  --------------------     --------
John W. Gildea(1)...............................................         860,777(2)          6.79%
Network Fund III, Ltd.(1)
  Gildea Management Company
  115 East Putnam Avenue
  Greenwich, CT 06830


---------------


(1) Based upon a Schedule 13D dated April 30, 1996 filed jointly with the Securities and Exchange Commission.


(2) Includes 3,000 shares as to which Mr. Gildea has sole voting and dispositive power of the right to acquire and 111,111 shares as to which Mr. Gildea has sole dispositive power of the right to acquire (collectively, the "Gildea Shares") in his individual capacity. Network Fund III, Ltd. ("Network") disclaims beneficial ownership of the Gildea Shares. Also includes 746,666 shares as to which dispositive power of the right to acquire is shared by Mr. Gildea and Network. Mr. Gildea is a director and Chairman of Network and a managing director of Gildea Management Company, which has entered into an investment advisory agreement with Network. Mr. Gildea also is a director of the Company. See "Proposal 3" for further information regarding the Note Purchase Agreement pursuant to which Mr. Gildea and Network acquired Exchangeable Subordinated Notes and the conversion or exchange of Exchangeable Subordinated Notes into Common Stock.

                                   PROPOSAL 1


                             ELECTION OF DIRECTORS

     The Bylaws give the Board of Directors the power to set the number of directors at no less than three nor more than fifteen. The number of directors presently is set at eight. John M. Slocum, presently a director of the Company, has advised the Company that he will retire from the Board as of the date of the Annual Meeting, at which time the Board will set the number of Directors at seven. Seven incumbent directors have been nominated for reelection for one-year terms expiring at the 1997 Annual Meeting of Stockholders or until their successors are duly elected and qualified. If any nominee becomes unavailable to serve before the Annual Meeting, which the Board does not anticipate, the shares represented by proxy will be voted for a substitute nominee designated by the Board of Directors. The nominees for election at the Annual Meeting are set forth below.


               NAME                  AGE             PRINCIPAL OCCUPATION            DIRECTOR SINCE
-----------------------------------  ---   ----------------------------------------  --------------
J. Dixon Fleming, Jr...............  41    Chairman of the Board of Directors and         1993
                                             Chief Executive Officer of the Company
C. Cammack Morton..................  44    President and Chief Operating Officer of       1996
                                             the Company
Robert O. Amick....................  63    President of The Amick Group                   1993
B. Mayo Boddie, Sr.................  66    Chairman of the Board of Directors and         1993
                                             Chief Executive Officer of
                                             Boddie-Noell Enterprises, Inc.
J. Richard Futrell, Jr.............  65    Chairman of the Executive Committee and        1993
                                             Director of Centura Banks, Inc.
John W. Gildea.....................  52    General Partner and Managing Director of       1996*
                                             Gildea Management Company and
                                             affiliates
Theodore E. Haigler, Jr............  71    Former President and Chief Executive           1993
                                             Officer of Burroughs Wellcome Co.


---------------


* Mr. Gildea became a director of the Company effective May 1, 1996. Mr. Gildea was nominated to the Company's Board in accordance with the requirements of the Note Purchase Agreement (the "Note Purchase Agreement") with Blackacre Bridge Capital, L.L.C. ("Blackacre") and Gildea Management Company ("Gildea") dated April 2, 1996. See "Proposal 3" for further discussion of the Note Purchase Agreement.


     For information on the business experience of Messrs. Fleming and Morton, see "Executive Officers."

     Robert O. Amick is the President of The Amick Group, a financial consulting firm that he founded in 1992. Mr. Amick served as Vice President and Controller of J.C. Penney Co., Inc. from 1982 to 1992 and was a director of J.C. Penney Business Services, Inc. from 1985 to 1992. Mr. Amick also is a director of Protection Mutual Insurance Company.

     B. Mayo Boddie, Sr. has been Chairman of the Board and Chief Executive Officer of Boddie-Noell Enterprises, Inc., an operator of Hardee's Restaurant franchises, since it was founded by Mr. Boddie and his family in 1962. He has also been Chairman of the Board of Boddie-Noell Restaurant Properties, Inc., a real estate investment trust, since 1987. Mr. Boddie is a director and a member of the executive board of First Union National Bank of North Carolina, a subsidiary of First Union Corporation.

     J. Richard Futrell, Jr. is the retired Chairman and Chief Executive Officer of Centura Banks, Inc. ("Centura"), a position he held from 1989 to 1993. He currently serves as a member of Centura's Board of Directors and as chairman of its executive committee.


     John W. Gildea has been General Partner and Managing Director of Gildea Management Company and affiliates since 1990. From 1986 to 1990, he was Senior Vice President of Donaldson, Lufkin & Jennrette.

Mr. Gildea also has been President of Gildea Investment Co., an investment advisory firm, since 1983. He is a director of The Hain Food Group, Inc. and of America Service Group, Inc.


     Theodore E. Haigler, Jr. served as the President, Chief Executive Officer and a director of Burroughs Wellcome Co. (now Glaxo Wellcome, Inc.), a pharmaceutical company, from 1986 until his retirement in 1989. Mr. Haigler also is a director of Tenax Corporation and was a director of CCB Financial Corporation, a bank holding company, from 1974 to 1995.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" ALL OF THE ABOVE-LISTED NOMINEES FOR ELECTION AS DIRECTORS.

INFORMATION REGARDING MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors has an Audit Committee and an Executive Compensation Committee. The Board of Directors does not have a nominating committee. During the year ended December 31, 1995, the Board of Directors held eight meetings, the Audit Committee held five meetings and the Executive Compensation Committee held two meetings. Each director attended at least 75% of the Board of Directors and assigned committee meetings held during 1995.

     Audit Committee. The Audit Committee, which consists of Messrs. Amick, Futrell and Haigler, makes recommendations concerning the engagement of independent public accountants, reviews the plans and results of the audit engagement, approves professional services provided and fees charged by the independent public accountants, reviews the independence of the independent public accountants and determines the adequacy of the Company's internal accounting controls.

     Executive Compensation Committee. The Executive Compensation Committee, which consists of Messrs. Amick, Boddie and Haigler, determines the compensation of the executive officers and administers the Stock Incentive Plan.

COMPENSATION OF DIRECTORS

     The Company pays an annual fee of $12,000 to directors who are not employees of the Company, plus a fee of $1,000 for each Board of Directors or assigned committee meeting attended. The annual fee is payable in equal installments at each regular quarterly meeting. Under the Company's 1995 Outside Directors' Stock Award Plan (the "Directors' Plan"), one-half of the annual fee is paid in shares of Common Stock. Each nonemployee director also is reimbursed for expenses incurred in attending meetings of the Board of Directors and assigned committees. Employees of the Company who are directors receive no additional compensation for their service as directors.

INFORMATION REGARDING INDEPENDENT PUBLIC ACCOUNTANTS

     Ernst & Young LLP ("Ernst & Young") served as independent auditors for the Company for fiscal year 1995. The Audit Committee of the Board of Directors presently is reviewing the performance of the independent certified public accountants and thus has not selected a public accountant for fiscal year 1996 for ratification by the stockholders. Representatives of Ernst & Young are expected to be present at the Annual Meeting. They will be given an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

                             EXECUTIVE COMPENSATION

     The following table sets forth the compensation of (i) the Chief Executive Officer, (ii) the four most highly compensated executive officers other than the Chief Executive Officer who were serving as executive officers at December 31, 1995 and (iii) two former executive officers (collectively, the "Named Executive Officers") for services rendered in all capacities during 1995.

                           SUMMARY COMPENSATION TABLE

                                                                         LONG-TERM
                                                                       COMPENSATION
                                                   ANNUAL                 AWARDS
                                                COMPENSATION     -------------------------
                                              ----------------   RESTRICTED     SECURITIES    ALL OTHER
                                              SALARY    BONUS      STOCK        UNDERLYING   COMPENSATION
     NAME AND PRINCIPAL POSITION       YEAR     ($)      ($)      AWARD($)      OPTIONS(#)       ($)
-------------------------------------  ----   -------   ------   ----------     ----------   ------------
J. Dixon Fleming, Jr.                  1995   297,000   75,625         --         25,000         4,442(1)
  Chairman and Chief Executive         1994   275,000       --         --             --         3,808(1)
  Officer                              1993   176,417       --         --         75,450            --
John N. Nelli                          1995   108,898       --     42,250(2)          --        10,000(3)
  Senior Vice President -- Finance
  and Chief Financial Officer
Connell L. Radcliff                    1995   158,654   41,250         --         18,000         3,332(l)
  Senior Vice President -- Retail      1994   150,000       --         --             --         3,173(1)
  Development                          1993   106,391       --         --         45,250
David A. Hodson(4)                     1995   243,000   61,875         --         23,000         3,635(1)
  Former President and Chief           1994   225,000       --         --             --         3,115(1)
  Financial Officer                    1993   144,250       --         --         62,300
John M. Slocum(4)                      1995   213,231   44,000         --         20,000            --
  Former Executive Vice President and  1994   160,000       --         --             --            --
  Chief Operating Officer              1993   102,533       --         --         45,250            --

---------------

(1) Consists of matching contributions to the Company's 401(k) Retirement and Savings Plan.
(2) Pursuant to an employment agreement entered into between the Company and Mr. Nelli in February 1995, the Company agreed to issue Mr. Nelli 1,000 shares of Common Stock on each of the first two anniversaries of his employment by the Company, provided he remained employed by the Company on each such date. The amount presented reflects the market value of 2,000 shares of Common Stock on the effective date of Mr. Nelli's employment agreement. At December 31, 1995, the market value of such shares was $26,250.
(3) Consists of relocation allowance paid by the Company.

(4) Mr. Hodson resigned from the Company on December 31, 1995. Mr. Slocum resigned as an officer of the Company on September 18, 1995. See "Executive Compensation -- Severance Agreements," for a discussion of amounts paid to Messrs. Hodson and Slocum in connection with termination of their employment.

STOCK OPTIONS

     The following table provides certain information regarding the stock options granted during 1995 under the Stock Incentive Plan to the Named Executive Officers.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                         INDIVIDUAL GRANTS(1)                            POTENTIAL REALIZABLE
                             --------------------------------------------                  VALUE AT ASSUMED
                                                  PERCENT OF                                    ANNUAL
                                NUMBER OF        TOTAL OPTIONS                           RATES OF STOCK PRICE
                               SECURITIES         GRANTED TO                               APPRECIATION FOR
                               UNDERLYING        EMPLOYEES IN    EXERCISE                     OPTION TERM
                             OPTIONS GRANTED      FISCAL YEAR     PRICE     EXPIRATION   ---------------------
           NAME                    (#)                (%)          ($)         DATE       5%($)        10%($)
---------------------------  ---------------     -------------   --------   ----------   -------       -------
J. Dixon Fleming, Jr.......       25,000(2)          24.51         21.50      1/25/05    338,034       856,614
Connell L. Radcliff........       18,000(2)          17.65         21.50      1/25/05    243,384       616,762
David A. Hodson(3).........       23,000(4)          22.55         21.50      1/31/02    310,991       788,085
John M. Slocum(3)..........       20,000(4)          19.60         21.50      1/31/02    270,427       685,291

---------------

(1) With respect to options granted to Mr. Morton, see "Employment Agreements -- Long-Term Compensation."
(2) Options vest at the rate of 20% per year over five years beginning in January 1996.
(3) Messrs. Hodson and Slocum have resigned from the Company.
(4) Pursuant to severance arrangements with Messrs. Hodson and Slocum, all options granted to each of them became fully vested. See "Severance Agreements".

     The following table sets forth certain information concerning the number of shares of Common Stock underlying options held by each of the Named Executive Officers and the value of such options at December 31, 1995.

                         FISCAL YEAR-END OPTION VALUES


                                                                  NUMBER OF
                                                            SECURITIES UNDERLYING   VALUE OF UNEXERCISED
                                                             UNEXERCISED OPTIONS        IN-THE-MONEY
                                                                  AT FISCAL              OPTIONS AT
                                                                  YEAR-END            FISCAL YEAR-END
                                                                     (#)                    ($)
                                                            ---------------------   --------------------
                                                                EXERCISABLE/            EXERCISABLE/
                           NAME                                 UNEXERCISABLE          UNEXERCISABLE
----------------------------------------------------------  ---------------------   --------------------
J. Dixon Fleming, Jr......................................      64,270/50,180           (1)
Connell L. Radcliff.......................................      30,750/32,500           (1)
David A. Hodson(2)........................................        99,300/0              (1)
John M. Slocum(2).........................................        65,250/0              (1)


---------------

(1) At December 31, 1995, no options were in-the-money.
(2) Messrs. Hodson and Slocum have resigned from the Company.

LONG-TERM COMPENSATION

     The following table sets forth certain information regarding long-term incentive awards made to the Named Executive Officers during 1995.

           LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR(1)

                                                                   NUMBER OF      PERFORMANCE OR
                                                                    SHARES      OTHER PERIOD UNTIL
                              NAME                                    (#)      MATURATION OR PAYOUT
-----------------------------------------------------------------  ---------   --------------------
J. Dixon Fleming, Jr.............................................    90,000          10 years(2)

---------------

(1) With respect to options granted to Mr. Morton, see "Employment
     Agreements -- Long-Term Compensation."
(2) Vesting occurs in five equal annual installments, provided Mr. Fleming continues to be employed by the Company, commencing on the later to occur of (i) the average closing price of the Common Stock on the New York Stock Exchange ("NYSE") equaling $16.00 or more per share for any five consecutive trading days or (ii) December 14, 2001.

EMPLOYMENT AGREEMENTS

     Annual Compensation and Basic Terms. The Company is a party to employment agreements with Messrs. Fleming, Morton, Nelli and Radcliff. The agreements with Messrs. Fleming and Morton were entered into in December 1995 and provide for an initial three-year term which is automatically extended for an additional year at the end of each year of the agreement, subject to the right of either party to terminate as of the end of the then-existing three-year term by giving one year's prior written notice. The agreement with Mr. Radcliff was entered into in May 1993 and provided for an initial two-year term, which has been extended through May 1997. The agreement with Mr. Nelli was entered into in February 1995 and provides for an initial two-year term. Pursuant to their respective agreements, each executive is required to devote his entire business time to the Company and is prohibited from competing with the Company for a period of one year following termination of employment. Under the agreements, the current base annual salaries are as follows: Mr. Fleming -- $285,000; Mr. Morton -- $275,000; Mr. Nelli -- $131,250; and Mr. Radcliff -- $175,000. The base annual salaries are subject to periodic increases based upon the performance of the Company and the executive. If the employment of any executive is terminated "without cause" (as defined in the agreements), such executive will be entitled to (i) the greater of the base salary payable to the executive for the remainder of the then existing employment term or one year's base salary, (ii) in the case of Messrs. Fleming and Morton, the product of the number of years representing the unexpired term of the agreement and an amount equal to the average bonuses paid to such executive over the three years immediately prior to termination, and in the case of Messrs. Nelli and Radcliff, a pro rata portion of any incentive compensation or bonus payable for the year of termination and (iii) certain other accrued benefits.

     Long-Term Compensation. The employment agreements entered into with Messrs. Fleming and Morton provide for a grant of 90,000 shares of restricted stock to each executive. These grants were made in April 1996 pursuant to agreements under the Company's 1996 Restricted Stock Plan. The restricted stock will vest in five equal annual installments, provided each executive continues to be employed by the Company, commencing on the later to occur of (i) the average closing price of the Common Stock on the NYSE equaling $16.00 or more per share for any five consecutive trading days (the "Share Price Goal") or (ii) December 14, 2001. If the Company (i) does not extend the executive's employment agreement beyond its initial three-year term or (ii) terminates the executive "without cause" (as defined in their respective employment agreements), then (a) if the Share Price Goal has been met at any time during the initial three-year term, all unvested shares of restricted stock become fully vested or (b) if the Share Price Goal has not been met during such period, the executive will forfeit 74,000 shares of restricted stock and the remaining 16,000 shares become fully vested. Each executive officer with restricted stock is entitled to receive dividends on unvested shares of restricted stock only if such dividends are reinvested (on an after-tax basis) to purchase additional shares of Common Stock on the open market.


     In addition, Mr. Morton's employment agreement provides for the grant of options to purchase 300,000 shares of the Common Stock. In February 1996, the Company granted an incentive option under the Stock Incentive Plan to Mr. Morton to purchase 48,500 shares at an exercise price of $10.25 per share, of which 9,700 shares vested on the date of grant and 38,800 shares will vest in equal annual installments over four years beginning February 1997. A nonqualified option to purchase the remaining 251,500 shares at the same exercise price was approved by the Executive Compensation Committee in February 1996, subject to stockholder approval of the Stock Plan Amendment. Of the shares subject to this option, 51,300 shares will vest upon stockholder approval of the Stock Plan Amendment and 201,200 shares will vest in equal annual installments over four years beginning in February 1997.

     Pursuant to his February 1995 employment agreement, the Company agreed to issue to Mr. Nelli 1,000 shares of Common Stock in February 1996 and 1,000 shares in February 1997 provided Mr. Nelli was employed by the Company on each such date.

SEVERANCE AGREEMENTS

     The Company was party to an employment agreement with John M. Slocum which was substantially similar to the agreements of Messrs. Radcliff and Nelli. Pursuant to a severance agreement entered into in November 1995, Mr. Slocum will receive a severance payment of $264,000, an amount which approximates the base salary that would have been paid through the remaining term of his employment agreement. In addition to the severance payment, the agreement provides that the 47,150 unvested options held by Mr. Slocum on the effective date of the agreement would immediately vest and, along with the 18,100 vested options held by Mr. Slocum on that date, will remain outstanding and exercisable through January 31, 2002. Moreover, Mr. Slocum is eligible to continue to participate in the Company's medical and dental insurance plans, at no expense to Mr. Slocum other than standard deductible and co-payment amounts, through May 1997. Mr. Slocum will remain a director until the Annual Meeting.

     In November 1995, Mr. Hodson entered into a severance agreement with the Company pursuant to which his employment relationship with the Company was terminated on December 31, 1995. Pursuant to the severance agreement, the post-termination noncompete provision under Mr. Hodson's employment agreement was extended from one to two years and Mr. Hodson will receive a severance payment of $950,000. The severance agreement also provides that the 60,380 unvested options held by Mr. Hodson on the effective date of the agreement would immediately vest and, along with the 38,920 vested options held by Mr. Hodson on that date, will remain outstanding and exercisable through January 31, 2002. Moreover, Mr. Hodson is eligible to continue to participate in the Company's medical and dental insurance plans, at no expense to Mr. Hodson other than standard deductible and co-payment amounts, through May 1997. Mr. Hodson resigned as a director of the Company in February 1996.

CHANGE IN CONTROL ARRANGEMENTS

     Under the employment agreements, termination "without cause" includes any termination resulting from a "change in control" of the Company. The term "change in control" generally is defined under the employment agreements to include the first to occur of the following: (i) any person or group owns or controls 50% or more of the outstanding Common Stock, (ii) any person or group who owned less than 5% of the outstanding Common Stock on the date of the agreement owns 20% or more of the outstanding Common Stock or (iii) the stockholders of the Company approve a business combination that will result in a change in ownership of 20% or more of the outstanding Common Stock.

     Upon the occurrence of a "change in control" of the Company (as defined in the Stock Incentive Plan), all stock options granted thereunder become immediately vested and exercisable in full. "Change in control" generally is defined under the Stock Incentive Plan to occur at such time as any person or group beneficially owns at least 25% of the outstanding Common Stock.

     If the Share Price Goal provided under the restricted stock agreements entered into with Messrs. Fleming and Morton has not been met and (i) the executive elects to terminate his employment in connection with a "change in control" (as defined in the restricted stock agreement), all shares of restricted stock vest as follows: (a) 16,000 shares on the date of termination and (b) 37,000 shares on each of the first and second anniversary of the termination; or (ii) the executive's employment is terminated without cause three months prior to or within one year following (a) a "change in control" or
(b) the execution of a definitive agreement pursuant to which a change of control would occur, all shares of restricted stock vest.


EXECUTIVE COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION


     The philosophy of the Executive Compensation Committee (the "Committee") with respect to the compensation of the Company's executive officers is (i) to provide a competitive total compensation package that enables the Company to attract and retain qualified executives and align the compensation of such executives with the Company's overall business strategies and (ii) to provide each executive officer with a significant equity stake in the Company. To this end, the Committee determines executive compensation consistent with a philosophy of compensating executive officers based on their responsibilities and the Company's performance. The primary components of the Company's executive compensation program are (i) base salaries, (ii) bonuses for certain executive officers; (iii) stock options and (iv) restricted stock. Each of these elements is discussed below.


     Base Salaries. The annual base salaries of each of the Named Executive Officers have been established pursuant to employment agreements entered into between each officer and the Company. The annual base salaries provided in the agreements are subject to periodic increases or decreases to be determined by the Committee in its discretion based upon (i) a qualitative review of the performance of the Company and the executive and (ii) the compensation of executives with similar responsibilities employed by companies similar in size to the Company. The Committee has no established formula or methodology for making such determinations. See "Employment Agreements Annual Compensation and Basic Terms."


     Bonuses. In connection with the Company's initial public offering, the Company disclosed that it intended to implement a bonus plan for its executive officers and certain key employees. Pursuant to the proposed bonus plan, covered individuals would be able to earn cash bonuses if the Company's funds from operations (which generally represent net income (loss), excluding gains (losses) from sales of property, plus certain noncash items, primarily depreciation and amortization) per share increased by more than five percent from the previous year's level. The amount of the bonus received would be based on a formula determined for each employee by the Committee, but would not exceed 50% of base salary.



     In February 1995, the Committee determined that it was appropriate to provide for possible bonuses in accordance with the intent of the foregoing bonus plan based primarily upon the increase in the Company's funds from operations per share of approximately 53% more than the level achieved in 1993. In determining the amount of the potential bonus for each executive officer (other than Mr. Fleming), the Committee considered and approved Mr. Fleming's recommendation that Messrs. Hodson, Slocum and Radcliff each receive a potential bonus equal to 50% of their annual base salaries. These bonuses were not deemed to be earned in 1994 because payment, if any, was contingent upon the Company's successful completion of a securitized debt offering of approximately $95 million. The securitized debt offering was completed in the second quarter of 1995. Subsequently, the Committee, upon the recommendation of Mr. Fleming, determined to reduce the potential bonuses to approximately 25% of the then-current annual base salaries of Messrs. Hodson, Slocum and Radcliff, which amounts were paid in August 1995.


     Stock Options. All of the Company's executive officers are eligible to receive options to purchase shares of Common Stock granted under the Stock Incentive Plan. The Committee believes that stock option grants are a valuable motivating tool and provide a long-term incentive to management. The Committee also believes that issuing stock options to executives benefits the Company's stockholders by encouraging executives to own the Company's stock, thus aligning executive pay with stockholder interests. In keeping with these beliefs, the Committee granted stock options in 1995 to existing executive officers based on the Committee's qualitative review of the executive's contribution to the overall performance and growth of the Company during 1994 and the Committee's desire to provide incentives to existing executive officers to enhance stockholder value over a five-year period. Options also were granted during 1995 to certain new executive officers as an inducement for them to enter into employment agreements with the Company.

     Restricted Stock. As one of the inducements to Mr. Morton to enter into an employment agreement with the Company, the Company agreed to adopt a restricted stock plan to provide restricted stock awards to Mr. Morton and to give the Committee more flexibility in designing equity-based compensation arrangements to attract and retain executives and other key employees. Accordingly, in December 1995, the Board of Directors adopted the Company's 1996 Restricted Stock Plan (the "Restricted Stock Plan") and reserved 350,000 shares of Common Stock for issuance thereunder. During 1995, the Company agreed to grant 108,667 shares of restricted stock to three new executive officers as an inducement for them to enter into employment agreements with the Company, including a restricted stock award of 90,000 shares to Mr. Morton. See "Employment Agreements -- Long-Term Compensation." The Committee determined that these grants were appropriate features of the compensation arrangements designed to attract and retain these executive officers. In connection therewith, a restricted stock grant also was made to the Chief Executive Officer. See
"-- Chief Executive Officer's Compensation."

     Chief Executive Officer's Compensation. Mr. Fleming's employment agreement was amended in December 1995 in order to align his base salary, bonus and fringe benefits with the compensation package developed to induce Mr. Morton to enter into an employment agreement with the Company. Mr. Fleming's current compensation consists of an annual base salary of $285,000, which is subject to periodic increases to be determined by the Committee in its discretion based upon (i) a qualitative review of the performance of the Company and Mr. Fleming and (ii) the compensation of executives with similar responsibilities employed by companies similar in size to the Company.

     Consistent with the intent of the bonus plan discussed above under "Bonuses," the Committee determined to provide for a possible bonus to Mr. Fleming equal to 50% of his annual base salary. The potential bonus was based primarily on the increase of approximately 53% in the Company's funds from operations per share in 1994. Mr. Fleming's bonus was not considered to be earned in 1994 because payment of the bonus, if any, was contingent upon the successful completion by the Company of a proposed securitized debt offering of approximately $95 million. See "Bonuses" above. The securitized debt offering was completed in the second quarter of 1995. Subsequently, the Committee, consistent with the bonus reductions for other executive officers, determined to reduce Mr. Fleming's bonus to 25% of his then-current annual base salary and this amount was paid in August 1995.

     The stock option granted to Mr. Fleming in 1995 was based on a qualitative evaluation by the Committee of Mr. Fleming's contribution to the overall performance and growth of the Company during 1994. In order to provide Mr. Fleming with an additional incentive to enhance long-term shareholder value, the amendment to Mr. Fleming's employment agreement also provided for a grant of 90,000 shares of restricted stock, the vesting of which is subject to continued employment by the Company for a period of ten years or the attainment of certain share price goals. See "Employment Agreements -- Long-Term Compensation."

     Section 162(m) of the Internal Revenue Code.  The Company does not expect
Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), to affect the deductibility for federal income tax purposes of the compensation of the Company's executive officers in 1995. In the future, the Company intends to review periodically the applicability of Section 162(m) to the Company's compensation programs, including its potential impact on stock options and restricted stock awarded to executive officers, and, if considered appropriate, to develop a policy with respect to the Company's compliance with Section 162(m).

                                          Theodore E. Haigler, Jr., Chairman
                                          B. Mayo Boddie, Sr.

                                          Robert O. Amick

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 1995, the following individuals (none of whom was or had been an officer or employee of the Company) served on the Company's Executive Compensation Committee: Theodore E. Haigler, Jr., B. Mayo Boddie, Sr. and Robert
O. Amick. There were no interlocks with other companies within the meaning of the SEC's proxy rules during 1995.

CERTAIN TRANSACTIONS

     On May 5, 1995, the Company agreed to purchase two parcels of land near its Smithfield, North Carolina factory outlet center totaling 3.39 acres for $507,000 from a general partnership, of which Mr. Fleming and three members of his immediate family are general partners. The parcels will be used as part of the expansion of the Smithfield center. Both parcels had been owned by the partnership in excess of two years prior to the sale. The purchase price was approved by the Board of Directors based upon an independent appraisal.

     On May 5, 1995, the Company agreed to purchase a 1.55 acre parcel of land near its Smithfield factory outlet center for $228,000 from a general partnership, of which Messrs. Fleming and Hodson are general partners, each owning a 10% interest in the partnership. The parcels will be used as part of the expansion of the Smithfield center. The parcel had been owned by the partnership in excess of two years prior to the sale. The purchase price was approved by the Board of Directors based upon an independent appraisal.

PERFORMANCE GRAPH

     Set forth is a line graph comparing the yearly percentage change in the Company's cumulative total return on the Common Stock with the cumulative total return of a hypothetical investment in each of the Standard & Poor's Composite-500 Index (the "S&P Index") and the NAREIT Equity REIT Total Return Index (the "REIT Index") based on the respective market prices of each such investment on the dates shown below, assuming an initial investment of $100 in the Common Stock on June 3, 1993 (the date of the Company's initial public offering) and the reinvestment of dividends.


                        FACTORY STORES OF AMERICA, INC.


                                   [GRAPH]

                                    FACTORY
      MEASUREMENT PERIOD           STORES OF                            NAREIT
    (FISCAL YEAR COVERED)        AMERICA, INC.     S & P 500         EQUITY REIT
6/93                                       100             100             100
12/93                                      104             105             101
12/94                                       97             106             104
12/95                                       68             146             120

COMPLIANCE WITH SECTION 16 OF THE SECURITIES EXCHANGE ACT OF 1934


     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and owners of more than 10% of the Company's Common Stock ("10% beneficial owners") to file with the Securities and Exchange Commission (the "SEC") and the NYSE initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Executive officers, directors and 10% beneficial owners are required by SEC regulations to furnish the Company with copies of all forms they file pursuant to Section 16(a). Based solely upon a review of Forms 3, 4 and 5 and amendments thereto furnished to the Company during the year ended December 31, 1995, the Company believes that all required Section 16(a) reports were filed on a timely basis except (i) the Initial Statement of Beneficial Ownership of Securities on Form 3 ("Form 3") for John N. Nelli, (ii) a Statement of Changes in Beneficial Ownership on Form 4 ("Form 4") reporting a sale transaction by John M. Slocum, and (iii) an amendment to a Form 3 reporting Common Stock held by C. Cammack Morton under a self-directed Keogh plan and a Form 4 reporting an award of restricted stock to Mr. Morton.


                                   PROPOSAL 2

                            THE STOCK PLAN AMENDMENT

REASONS FOR AMENDMENT


     The Board of Directors proposes that the stockholders approve the Stock Plan Amendment to increase the number of shares of Common Stock reserved for issuance thereunder (the "Plan Shares") from 525,000 to 1,100,000. No other amendment to the Stock Incentive Plan is proposed at this time, and the Board does not contemplate adjusting or amending the exercise price of any outstanding options. As of April 16, 1996, options to purchase 458,000 Plan Shares had been granted under the Stock Incentive Plan. In addition, the Company has entered into an employment agreement with Mr. Morton that provides, subject to approval of Proposal 2, for the issuance to Mr. Morton of options to purchase 251,000 shares of Common Stock. See "Executive Compensation -- Long Term Compensation." The Board of Directors believes that it is in the best interests of the Company and its stockholders to approve the Stock Plan Amendment to enable the Company to continue to grant options in the future to secure and retain the services of key employees. Moreover, the Board of Directors believes the additional financial incentive inherent in new or additional ownership of shares of the Common Stock by its key employees is beneficial to the Company.


SUMMARY PLAN DESCRIPTION

     General. Stock options intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and the regulations promulgated thereunder, as well as "nonqualified stock options," may be granted under the Stock Incentive Plan. Unless specified to the contrary, the terms "option" and "stock option," when used in this summary description, refer to both incentive stock options and nonqualified stock options. An aggregate of 525,000 shares of Common Stock initially was reserved for issuance under the Stock Incentive Plan. The Stock Plan Amendment would increase the aggregate number of Plan Shares to 1,100,000, subject to adjustment for stock dividends, stock splits and certain other changes in the Company's capitalization. The Stock Incentive Plan expires on March 30, 2003. Any stock option outstanding at the expiration date will remain outstanding until it has either expired or been exercised.

     Administration. The Stock Incentive Plan is administered by the Committee. The Committee has full authority to determine and designate employees eligible to receive option grants and to determine the nature and terms of such grants. The interpretation and construction by the Committee of any provision of the Stock Incentive Plan or of any stock option granted under it and the administration of the Stock Incentive Plan by the Committee is final.

     Eligible Employees. The Committee selects the key employees of the Company who will be granted options under the Stock Incentive Plan. The approximate number of employees of the Company currently eligible to participate in the Stock Incentive Plan is 94.

     Grant of Options. Subject to certain limitations explained below, the Committee may grant stock options from time to time during the period that the Stock Incentive Plan is in effect to such key employees of the Company as in the opinion of the Committee will best further the interests of the Company and achieve the purposes of the Stock Incentive Plan. No option under the Stock Incentive Plan will be granted to any individual who, at the time of grant, is not an employee of the Company (or agreed to become an employee), or who is a member of the Committee. The Committee may not grant incentive stock options to an employee if the aggregate fair market value (determined at the time the incentive stock option is granted) of shares of Common Stock with respect to which incentive stock options are exercisable for the first time by such employee during any calendar year (under all option plans of the Company) will exceed $100,000.

     Exercise. Stock options, to the extent vested, may be exercised in whole or in part upon payment of the exercise price of the shares to be acquired. Payment shall be made in cash, or, at the discretion of the Committee, in shares of Common Stock previously acquired by the optionee, or in a combination of cash and such shares. The fair market value of shares of Common Stock tendered on exercise of the stock option shall be determined on the date of exercise.

     Stock options may also be exercised in whole or in part by giving an irrevocable written notice of exercise to the Company. The date on which such notice is received by the Company shall be the date of exercise of the stock option, provided that within five business days of delivery of such notice the funds to pay for the exercise of such option are delivered to the Company by a broker acting on behalf of the optionee either in connection with the sale of the shares underlying such stock option or in connection with the making of a margin loan to the optionee to enable payment of the exercise price of such stock option.


     Option Price. The option price per share of Common Stock to be paid upon the exercise of an option will not be less than the fair market value per share (determined as described below) at the time the option is granted. If an employee, at the time an incentive stock option is granted to him, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (taking into account the attribution of stock ownership rules set forth in Section 424(d) of the Code), the option price per share to be paid upon the exercise of such incentive stock option will not be less than 110% of the fair market value per share at the time the incentive stock option is granted. Such fair market value will be the closing sale price per share of Common Stock (or in the event there are no sales, then the average of the opening bid and asked prices per share of Common Stock) on the NYSE on the last trading day preceding the date on which the option is granted.


     Transfer and Termination of Options. An option may not be transferred by the optionee other than by will or the laws of descent and distribution. An option may be exercised during the optionee's lifetime only by the optionee or his duly authorized legal representative if the optionee is unable to exercise his option as a result of the optionee's disability, but only if and to the extent permitted by Section 422 of the Code, and, after his death, only by the administrator or executor of the optionee's estate. If an optionee leaves the Company's employment voluntarily or is released by the Company for "cause" (as that term is defined in the Stock Incentive Plan), options granted to that optionee terminate on the effective date of termination of the optionee's employment. An uninterrupted transfer of an optionee's employment to or between the Company and/or any parent or subsidiary corporation of the Company is not deemed to be a termination of employment.

     If an optionee becomes permanently and totally disabled (within the meaning of Section 22(e)(3) of the Code) while employed by the Company, any option granted to him shall be exercisable only for the one year succeeding cessation of employment due to such disability. If an optionee dies while employed by the Company, an option granted to him shall be exercisable by his administrator or executor for one year after the optionee's death. If an optionee's employment is terminated by the Company without "cause", any incentive stock options held by an optionee must be exercised within three months of the date of such termination and any other options granted to the optionee must be exercised within one year following such termination.

     Notwithstanding the foregoing, no option may be exercised after the expiration of the option period. Upon the occurrence of a change in control of the Company (as defined in the Stock Incentive Plan), all stock options granted under the Stock Incentive Plan become immediately vested and exercisable in full.

     Adjustment of Shares. The Committee automatically shall adjust the number and kind of shares, both in the aggregate and as to each optionee, available for and subject to options and the option price payable upon exercise thereof to prevent dilution or enlargement of option rights in the event of a change in the number of kind or outstanding shares of the Company by reason of recapitalization, merger, consolidation, reorganization, stock split, stock dividend, combination of shares or any other change in the corporate structure or shares of stock of the Company.


     Termination and Amendment of the Stock Incentive Plan. Options may be granted under the Stock Incentive Plan at any time until and including March 30, 2003, on which date the Stock Incentive Plan will expire except as to options then outstanding. Options outstanding at that time will remain in effect until they have been exercised or have expired.

     The Board of Directors may alter, amend or revoke the Stock Incentive Plan in whole or in part at any time; provided, however, that in no event, without the approval of the stockholders, shall any action of the Board of Directors result in: (i) materially amending, modifying or altering the eligibility requirements provided in the Stock Incentive Plan; (ii) materially increasing, except as provided in the Stock Incentive Plan, the maximum number of shares of Common Stock that may be made subject to grants under the Stock Incentive Plan;
(iii) materially increasing the benefits accruing to participants under the Stock Incentive Plan; (iv) reducing the minimum option price requirements; (v) modifying the Stock Incentive Plan in any manner requiring stockholder approval under Rule 16b-3 under the Securities Exchange Act of 1934, as amended, as the Rule may be amended from time to time.

     Federal Tax Consequences. The following is a summary only of the general tax principles applicable to the Stock Incentive Plan under federal law as in effect on the date of this Proxy Statement.

     Incentive Stock Options. There are no tax consequences to the optionee upon the grant of an incentive stock option pursuant to the Stock Incentive Plan. There are no tax consequences to the optionee upon exercise of an incentive stock option, except that the amount by which the fair market value of the shares at the time of exercise exceeds the option exercise price is a tax preference item possibly giving rise to alternative minimum tax. If the shares of Common Stock acquired are not disposed of within two years from the date the option was granted or within one year after the shares are transferred to the optionee, any gain realized upon the subsequent disposition of the shares will be characterized as long-term capital gain and any loss will be characterized as long-term capital loss. If all requirements other than the above described holding period requirements are met, a "disqualifying disposition" occurs and gain in an amount equal to the lesser of (i) the fair market value of the shares on the date of exercise minus the option exercise price or (ii) the amount realized on disposition minus the option exercise price (except for certain "wash" sales, gifts or sales to related persons), is taxed as ordinary income and the Company will be entitled to a corresponding deduction in an amount equal to the optionee's ordinary income at that time. The gain in excess of this amount, if any, will be characterized as long-term capital gain if the optionee held the shares for more than one year. There are no tax consequences to the Company upon the grant of an incentive stock option nor upon the exercise of an incentive stock option unless a "disqualifying disposition" occurs.

     Nonqualified Stock Options. There are no tax consequences to the optionee upon the grant of a nonqualified option pursuant to the Stock Incentive Plan. Upon the exercise of a nonqualified stock option, taxable ordinary income will be recognized by the holder in an amount equal to the excess of the fair market value of the shares purchased at the time of such exercise over the aggregate option price. The Company will be entitled to a corresponding federal income tax deduction. Upon any subsequent sale of the shares, the optionee will generally recognize a taxable capital gain or loss based upon the difference between the per share fair market value at the time of exercise and the per share selling price at the time of the subsequent sale of the shares.

     The following table shows as to (a) the Chief Executive Officer; (b) the other current executive officers named on the Summary Compensation Table; (c) certain former executive officers named on the Summary Compensation Table; (d) all current and certain former executive officers as a group; and (e) all other employees as a group, the aggregate number of Plan Shares subject to options granted during 1993, 1994, 1995 and through the Record Date, and the per share exercise price of such options, all of which were at the fair market value on the date of grant. The following table also shows the number of Plan Shares underlying options granted to Mr. Morton in February 1996 and options to be granted to Mr. Morton pursuant to his employment agreement if the Stock Plan Amendment is approved. As of May 2, 1996, the closing price of the Common Stock on the NYSE was $9.625 per share.

                                   1993                1994                 1995                 1996           1996 (PROPOSED)
                            ------------------   -----------------   ------------------   ------------------   ------------------
                            NUMBER               NUMBER              NUMBER               NUMBER               NUMBER
                              OF      EXERCISE     OF     EXERCISE     OF      EXERCISE     OF      EXERCISE     OF      EXERCISE
                            SHARES     PRICE     SHARES    PRICE     SHARES     PRICE     SHARES     PRICE     SHARES     PRICE
                            -------   --------   ------   --------   -------   --------   -------   --------   -------   --------
J. Dixon Fleming, Jr. ....   75,450    $23.00      --        $--      25,000    $21.50         --    $   --         --        --
C. Cammack Morton.........       --        --      --        --           --        --     48,500    $10.25    251,500    $10.25
Connell L. Radcliff.......   45,250     23.00      --        --       18,000     21.50         --        --         --        --
John N. Nelli.............       --        --      --        --           --        --     20,000     10.25         --        --
David A. Hodson*..........   62,300     23.00      --        --           --        --         --        --         --        --
John M. Slocum*...........   45,250     23.00      --        --       23,000     21.50         --        --         --        --
Current and certain former
  executive officers as a
  group (8 persons).......  252,500     23.00      --        --      102,000     21.50    103,500     10.25    251,500     10.25
All other employees as a
  group (89)..............       --        --      --        --           --        --         --        --         --        --

---------------

* Messrs. Hodson and Slocum have resigned from the Company.

RECOMMENDATION OF THE BOARD

     THE BOARD HAS DETERMINED THAT THE STOCK PLAN AMENDMENT IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS, HAS UNANIMOUSLY APPROVED THE STOCK PLAN AMENDMENT AND RECOMMENDS THAT THE COMPANY'S STOCKHOLDERS VOTE FOR THE PROPOSAL TO APPROVE THE STOCK PLAN AMENDMENT.

                                   PROPOSAL 3

             AMENDMENT OF THE CHARTER TO AUTHORIZE PREFERRED STOCK
          AND APPROVAL OF ISSUANCE OF CONVERTIBLE PREFERRED STOCK AND
                            UNDERLYING COMMON STOCK

     Pursuant to a Note Purchase Agreement (the "Note Purchase Agreement") entered into by the Company with Blackacre Bridge Capital, L.L.C. ("Blackacre") and Gildea Management Company ("Gildea") on April 2, 1996, the Company has agreed to issue to designees of Blackacre and Gildea up to $25 million in principal amount of Exchangeable Subordinated Notes (the "Exchangeable Notes") that would be exchangeable into Series A Convertible Preferred Stock of the Company, par value $25.00 per share (the "Series A Preferred Stock") upon receipt of requisite stockholder approval.


     At present, the Company is not authorized to issue preferred stock. The Note Purchase Agreement requires the Company to solicit stockholder approval of
(i) an amendment to the Charter to authorize preferred stock and (ii) the issuance of the Series A Preferred Stock and Common Stock into which the Preferred Stock would be convertible. As of May 2, 1996, in consideration for cash payment to the Company of the face value thereof, $20 million in aggregate principal amount of Exchangeable Notes had been issued. Assuming stockholder approval of Proposal 3 and the issuance of all $25 million in principal amount of Exchangeable Notes, such issued and outstanding Exchangeable Notes would be mandatorily exchangeable without payment of additional consideration for 1,000,000 shares of Series A Preferred Stock, which would be convertible without additional consideration at the holder's option into 2,777,778 shares of Common Stock, or Common Stock representing approximately 23% of all currently issued and outstanding Common Stock. The Company is utilizing the net proceeds of the issuance of the Exchangeable Notes to repay certain indebtedness, to complete construction on several development projects and for working capital.


     If the stockholder approval contemplated by the Note Purchase Agreement is not obtained, each Exchangeable Note will become convertible at the option of the holder into Common Stock as described below. Any Exchangeable Note issued and outstanding on December 31, 1996 will mature and all principal and interest thereon will then be due and payable.


     The Board of Directors unanimously recommends the approval of (i) proposed amendments to the Charter which would authorize "blank check" preferred stock, issuable in one or more series (the "Charter Amendments") and (ii) the issuance as described below of the Series A Preferred Stock and Common Stock issuable upon conversion of the Series A Preferred Stock. If Proposal 3 is approved by the stockholders, the Charter Amendments will be filed by the Company with the Secretary of State of the State of Delaware (the "Delaware Secretary") and will become effective upon the date of filing. In addition, if Proposal 3 is approved, the Company is required by the Note Purchase Agreement to file with the Delaware Secretary of the Certificate of Designation, Preferences and Rights (the "Certificate of Designation") relating to the Series A Preferred Stock and to issue the Series A Preferred Stock in exchange for the Exchangeable Notes. The complete text of the Charter Amendments and the Certificate of Designation is set forth at Appendix A and Appendix B, respectively. The descriptions of the Charter Amendments, the Certificate of Designation and the terms of the Series A Preferred Stock set forth below do not purport to be complete and are qualified in their entirety by reference to Appendix A and Appendix B, which are incorporated by reference herein.



  Preferred Stock Authorization



     The Charter currently authorizes the issuance of up to 75,000,000 shares of capital stock of the Company, 50,000,000 of which have been classified initially as common stock, $0.01 par value (the "Common Stock") and 25,000,000 of which have been classified initially as "Excess Stock".



     The Charter Amendments would authorize the Board of Directors of the Company to reclassify any unissued portion of the authorized shares of capital stock to provide for the issuance of shares in other classes or series, including other classes or series of common stock or preferred stock of the Company, to establish the number of shares in each class or series and to fix the designation and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of such class or series, and such other subjects or matters with respect to such class or series as may be fixed by resolution of the Board of Directors. Except as otherwise required by applicable law, regulation or stock exchange rules, shares of stock classified or reclassified by the Board of Directors pursuant to the Charter Amendments could be issued without further action by the stockholders and on such terms and for such consideration as may be determined by the Board of Directors. Applicable New York Stock Exchange ("NYSE") policies presently would require the Company to obtain stockholder approval for any issuance of common stock (or securities convertible into or exercisable for common stock), other than a public offering for cash, if (i) the common stock will have upon issuance 20% or more of the Company's voting power then-outstanding, or (ii) the number of shares of common stock is 20% or more of the number of shares of Company common stock then-outstanding (the "NYSE 20% Rule").



     Management believes that the availability of preferred stock would provide the Company greater flexibility with respect to future financings and acquisitions and may prove useful in connection with financing the capital needs of the Company and possible future acquisitions and mergers. The authorization of preferred stock will enable the Company to act promptly if appropriate circumstances arise which require the issuance of such shares.



     The authorization of new shares of preferred stock will not, by itself, have any effect on the rights of the holders of shares of Common Stock. Nonetheless, the issuance of one or more series of preferred stock could affect the holders of shares of the Common Stock in a number of respects, including the following: (i) holders of newly issued preferred stock may be given priority in the event of a liquidation, dissolution or winding up of the Company, (ii) if voting rights are granted to any newly issued series of preferred stock, the voting power of the Common Stock will be diluted, (iii) the issuance of preferred stock may result in a dilution of earnings per share of the Common Stock, (iv) dividends payable on any newly issued series of preferred stock may reduce the amount of funds available for payment of dividends on the Common Stock, and (v) future amendments to the Charter affecting preferred stock may require approval by the separate vote of the holders of the preferred stock (in addition to approval of holders of shares of Common Stock) before action can be taken by the Company.

     Although the availability of the preferred stock authorized by the Charter Amendments may enable the Company to engage in transactions, such as stock placements or acquisitions, which could aid management in defending against an unsolicited bid for control of the Company, the Board believes that utilization of preferred stock for this purpose is unlikely. As a qualified real estate investment trust, the Company is subject to provisions of the Internal Revenue Code that limit concentration of ownership of its shares and the Charter authorizes the Company to redeem and stop transfer of shares to preserve its real estate investment trust qualification. Management believes, therefore, that unsolicited change of control transactions are unlikely.


     As set forth at Appendix A, the Charter Amendments include a number of technical amendments to the Charter to accommodate the possibility that the Company may issue preferred stock. Thus, definitions and other provisions, including applicable stock legends, have been amended to include references to preferred stock. In addition, if Proposal 4, regarding amendment of the Charter to change the Company's name, is approved, all references to "Factory Stores of America, Inc." in the Charter Amendment and Certificate of Designation would be substituted with references to "FAC Realty, Inc." A number of additional conforming changes also have been made. Stockholders are urged to review Appendix A and Appendix B in their entirety.


     If Proposal 3 is approved, the Company is required by the Note Purchase Agreement to file the Certificate of Designation promptly with the Delaware Secretary, and to issue shares of Series A Convertible Preferred Stock in exchange for Exchangeable Notes as described below. If the stockholders do not approve Proposal 3, however, or if for any other reason the Certificate of Designation is not effective under Delaware law on or before November 1, 1996, or in the event of certain events of default, each Exchangeable Note will be convertible at the option of the holder into Common Stock (the "Note Conversion") at a ratio equal to the principal amount of the Exchangeable Note divided by $9.00. The Note Conversion ratio is subject to adjustment in certain events, including: (i) the issuance of capital stock of the Company as a dividend or distribution on the Common Stock, (ii) the subdivision, reclassification or combination of Common Stock into a greater or smaller number of shares, (iii) the issuance of Common Stock for consideration having a fair market value that is less than $9.00 (subject to certain adjustments); and (iv) the distribution to holders of Common Stock of any assets or securities of the Company. Any Exchangeable Note outstanding on December 31, 1996 will mature, and all principal and interest thereon will then be due and payable.


     To the extent that the Note Conversion is precluded by any applicable policy of the New York Stock Exchange (including the NYSE 20% Rule) or any other law, rule or regulation, the Exchangeable Notes require the Company to pay in cash an amount equal to the principal amount of the Exchangeable Note not so converted, plus interest thereon, plus an amount based on the difference between $9.00 (subject to certain adjustments) and the then-current market price of the Common Stock.


  Approval of Issuance of Series A Convertible Preferred Stock and Underlying Common Stock

     The Note Purchase Agreement requires the Company, upon approval of Proposal 3, promptly to designate 1,000,000 shares of Series A Preferred Stock with the rights, preferences and limitations set forth in the Certificate of Designation and summarized herein. Upon the filing and effectiveness of the Certificate of Designation, the Exchangeable Notes by their terms will be mandatorily exchangeable, subject to certain conditions, for shares of Series A Preferred Stock at a rate of $25.00 principal amount of Exchangeable Notes for each share of Series A Preferred Stock.

     Description of Series A Preferred Stock. The Series A Preferred Stock and the Common Stock will rank on a parity as to dividends; dividends will be paid on the Series A Preferred Stock only if dividends are declared and paid on the Common Stock and only in an amount equal to dividends paid on the Common Stock. The Series A Preferred Stock will rank senior and prior to the Common Stock as to rights upon liquidation, winding up or dissolution of the Company.

     Holders of Series A Preferred Stock will have no preemptive rights with respect to any shares of capital stock of the Company. Shares of Series A Preferred Stock will not be subject to any sinking fund or other obligation of the Company to redeem or retire the Series A Preferred Stock.

     Holders of Series A Preferred Stock will have no voting rights, except as may be required by law, and except that they will be entitled to vote as a class: (i) on any proposal to amend the Certificate of Designation or as required by applicable law in connection with a Charter amendment that would adversely alter or change the powers, preferences or special rights of the Series A Preferred Stock; and (ii) for the authorization or issuance of any new class of capital stock of the Company ranking (a) senior to the Series A Preferred Stock as to rights upon liquidation, winding up or dissolution of the Company, or (b) on a parity with the Series A Preferred Stock as to rights upon liquidation, winding up or dissolution, unless the average closing price of the Common Stock for the 30 trading days before the Company notices an intent to issue such parity stock is at least $15.00 and such parity stock is issued within six months of such notice.

     Each share of Series A Preferred Stock will be convertible at the option of the holder, without payment of any additional consideration, into 2.78 shares of Common Stock, subject to adjustment in certain events, including: (i) the issuance of capital stock of the Company as a dividend or distribution on the Common Stock, (ii) the subdivision, reclassification or combination of Common Stock into a greater or smaller number of shares, (iii) the issuance of Common Stock for consideration having a fair market value that is less than $9.00 (subject to certain adjustments); and (iv) the distribution to holders of Common Stock of any assets or securities of the Company.

     In the event of a sale, consolidation, merger or similar transaction pursuant to which the outstanding shares of Common Stock are exchanged for, or changed, reclassified or converted into, other stock or securities, or cash or other property, each share of Series A Preferred Stock shall be convertible into the kind and amount of shares of stock and other securities, property or assets receivable by a holder of the number of shares of Common Stock issuable upon conversion of such share of Series A Preferred Stock.

     Absent the consent of the holders of a majority of the shares of Series A Preferred Stock, the Company may not consolidate or merge with another entity, unless the holders of Series A Preferred Stock receive preferred stock of the surviving entity having substantially identical terms as the Series A Preferred Stock and the surviving entity does not have outstanding any capital stock that is senior to the Series A Preferred Stock.


     All of the shares of Series A Preferred Stock and Common Stock issuable to designees of Blackacre and Gildea as described above (the "Registrable Securities") will be restricted securities, subject to the resale restrictions of Rule 144 of the Securities Act of 1933, as amended (the "Securities Act"). The Note Purchase Agreement requires the Company to register the Registrable Securities with the Securities and Exchange Commission and to cause the Common Stock issuable upon conversion of the Series A Preferred Stock to be approved for listing on the NYSE upon official notice of issuance.



     Effect of Approval of Proposal 3. Approval of Proposal 3 would authorize the issuance of Series A Preferred Stock, having a liquidation preference senior to that of the Common Stock and convertible without additional consideration into Common Stock. Based upon the number of shares of Common Stock currently outstanding, if Proposal 3 is approved, the shares of Series A Preferred Stock issuable in exchange for Exchangeable Notes pursuant to the Note Purchase Agreement would be convertible into shares of Common Stock representing approximately 23% of the outstanding shares of Common Stock. Approval of Proposal 3 will constitute approval of the issuance of the Series A Preferred Stock and the Common Stock into which the Series A Preferred Stock would be convertible for purposes of the NYSE 20% Rule.



     Certain Relationships. If Proposal 3 is approved, designees of Blackacre and Gildea will own all of the shares of the Series A Preferred Stock. John W. Gildea, who became a director of the Company effective May 1, 1996, is a managing director of Gildea. Mr. Gildea beneficially owns Exchangeable Notes which, upon stockholder approval of Proposal 3, would be mandatorily exchangeable for shares of Series A Convertible Preferred Stock convertible into 3,000 shares of Common Stock, or, alternatively, if Proposal 3 is not approved, would be convertible into 3,000 shares of Common Stock. See "Beneficial Ownership" for additional information regarding shares as to which Mr. Gildea disclaims beneficial ownership and shares as to which the right to acquire may be beneficially owned by affiliates of Mr. Gildea.



     Financial Information. Financial information regarding the Company and related management's discussion and analysis is incorporated into this Proxy Statement by reference. See "Incorporation of Certain Documents by Reference."


RECOMMENDATION OF THE BOARD


     THE BOARD HAS DETERMINED THAT THE CHARTER AMENDMENT AND THE ISSUANCE OF SHARES OF SERIES A PREFERRED STOCK AND THE UNDERLYING COMMON STOCK IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS, HAS UNANIMOUSLY APPROVED THE CHARTER AMENDMENT AND ISSUANCE OF SHARES OF SERIES A PREFERRED STOCK AND THE UNDERLYING COMMON STOCK, AND RECOMMENDS THAT THE COMPANY'S STOCKHOLDERS VOTE FOR THE PROPOSAL TO APPROVE THE CHARTER AMENDMENT AND THE ISSUANCE OF SHARES OF SERIES A PREFERRED STOCK AND THE COMMON STOCK INTO WHICH THE SERIES A PREFERRED STOCK WOULD CONVERT.


                                   PROPOSAL 4

           AMENDMENT OF THE CHARTER TO CHANGE THE NAME OF THE COMPANY


     The Board of Directors believes that the Company's present corporate name suggests that its activities are strictly limited to the development and operation of factory outlet centers. The Board of Directors evaluates from time to time related business opportunities and believes that a corporate name change would appropriately reflect the Company's options. Accordingly, the Board has unanimously recommended that the Company amend the Charter to change its corporate name to FAC Realty, Inc.



     If the name change is approved, the Company will file a certificate of amendment to the Charter as soon as practicable after the Annual Meeting. It is anticipated that this filing will be made during the third quarter of 1996 after all operational matters arising from the name change have been addressed. The Company anticipates that it will do business in certain jurisdictions as "FAC Realty Trust."



     As amended, Article FIRST of the Charter would read as follows (new language underscored): "The name of the Corporation is FAC Realty, Inc."


RECOMMENDATION OF BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE NAME CHANGE AMENDMENT.

                                 OTHER BUSINESS

     The Board knows of no other business to be brought before the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote proxies as in their discretion they deem appropriate, unless they are directed by a proxy to do otherwise.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


     The specified portions of the following documents filed by the Company with the SEC are hereby incorporated by reference in this Proxy Statement: (i) the sections of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 (the "1995 Form 10-K") under the captions, "Management's Discussion and Analysis of Financial Condition and Results of Operation," "Selected Financial Data"; (ii) the financial statements set forth in Item 14 of the 1995 Form 10-K; and (iii) the financial statements set forth in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996.



     STOCKHOLDERS MAY OBTAIN WITHOUT CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1995, FILED WITH THE SEC, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, WITHOUT THE ACCOMPANYING EXHIBITS, BY WRITING TO INVESTOR RELATIONS, FACTORY STORES OF AMERICA, INC., 230 NORTH EQUITY DRIVE, SMITHFIELD, NORTH CAROLINA 27577. A LIST OF EXHIBITS IS INCLUDED IN THE FORM 10-K, AND EXHIBITS ARE AVAILABLE FROM THE COMPANY UPON PAYMENT TO THE COMPANY OF THE COSTS OF FURNISHING THEM.


                 STOCKHOLDER PROPOSALS FOR 1997 ANNUAL MEETING


     Any stockholder proposals intended to be presented at the Company's 1997 Annual Meeting of Stockholders must be received by the Company at 230 North Equity Drive, Smithfield, North Carolina 27577 on or before January 15, 1997 for inclusion in the Company's proxy statement and form of proxy relating to the 1997 Annual Meeting of Stockholders.


                                          By Order of the Board of Directors

                                          ROBIN W. MALPHRUS,
                                          Assistant Secretary


Dated: May 15, 1996

                                                                      APPENDIX A

                             ARTICLES OF AMENDMENT
                                       OF
                        FACTORY STORES OF AMERICA, INC.

             Pursuant to Section 242 of the General Corporation Law
                            of the State of Delaware

     Factory Stores of America, Inc., a Delaware corporation (the
"Corporation"), with its principal office located at 230 North Equity Drive, Smithfield, North Carolina, hereby certifies as follows:

     I. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on March 31, 1993. The Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on April 29, 1993. The Second Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on May 21, 1993.


     II. These Articles of Amendment amend the Second Restated Certificate of Incorporation, as heretofore in effect, to incorporate certain provisions authorizing the Board of Directors to classify or reclassify any unissued shares of the Corporation's capital stock. The Board of Directors duly approved these Articles of Amendment by a telephonic meeting pursuant to Section 141(b) of the General Corporation Law of the State of Delaware (the "Delaware Corporation Law") on March 13, 1996, and submitted the proposed Articles of Amendment to the stockholders of the Corporation for approval pursuant to Section 242 of the General Corporation Law. The stockholders of the Corporation duly approved and adopted the Articles of Amendment by a majority vote at the annual meeting of the stockholders in accordance with Sections 222 and 211 of the General Corporation Law.


     III. The Corporation hereby amends its Second Restated Certificate of Incorporation as follows:

          FIRST: The first paragraph of the FOURTH paragraph of the Second Restated Certificate of Incorporation of the Corporation contained in the Second Restated Certificate of Incorporation accepted for record by the Secretary of State of the State of Delaware on May 21, 1993 (the "Second Restated Certificate") is hereby amended and restated in its entirety as follows:

             FOURTH: The total number of shares of all classes of capital stock that the Corporation shall have authority to issue is Seventy-Five Million (75,000,000) shares. Fifty Million (50,000,000) of such shares are initially classified as Common Stock, $0.01 par value per share (the "Common Stock") and Twenty-Five Million (25,000,000) of such shares are initially classified as Excess Stock, $0.01 par value per share (the "Excess Stock"). The Board of Directors is expressly authorized to classify or reclassify by resolution or resolutions duly adopted by the Board of Directors any unissued shares of capital stock of the Corporation into a class or classes of preferred stock, preference stock, special stock or other stock, and to divide, classify and reclassify shares of any class into one or more series of such class, by determining, fixing or altering in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or other terms or conditions of redemption of shares of any such class or series, as the case may be.

          SECOND: Certain definitions set forth in subparagraph 4(a) of paragraph A of the FOURTH paragraph of the Second Restated Certificate are amended as follows:

             "Beneficial Ownership" shall mean ownership of Capital Stock by a Person who would be treated as an owner of such shares of Capital Stock either directly or constructively through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code.


             "Constructive Ownership" shall mean ownership of shares of Capital Stock by a Person who would be treated as an owner of such shares of Capital Stock either directly or constructively through the application of Section 318 of the Code, as modified by Section 856(d)(5) of the Code.

        The terms "Constructive Owner" "Constructively Owns" and "Constructively Owned" shall have the correlative meanings.



             "Ownership Limit" initial shall mean 9.8% of the outstanding shares of stock of the Corporation.



             "Purported Record Transferee" shall mean, with respect to any purported Transfer which results in Excess Stock, the record holder of the Equity Stock if such Transfer had been valid under subparagraph A(4)(b) of this Article FOURTH.



             "Related Party Limit" shall mean 9.8% of the outstanding shares of stock of the Corporation.



             "Transfer" shall mean any sale, transfer, gift, assignment, devise or other disposition of Equity Stock (including, without limitation (i) the granting of any option or entering into any agreement for the sale, transfer or other disposition of Equity Stock or (ii) the sale, transfer, assignment or other disposition of any securities or rights convertible into or exchangeable for Equity Stock), whether voluntary or involuntary, whether of record or beneficially and whether by operation of law or otherwise.



             Except as expressly amended hereby or pursuant to these Articles of Amendment, the definitions set forth in subparagraph 4(a) of paragraph A of the FOURTH paragraph of the Second Restated Certificate shall remain in full force and effect in accordance with its terms, and are hereby ratified and confirmed.



          THIRD: The following definitions are hereby added to subparagraph 4(a) of paragraph A of the FOURTH paragraph of the Second Restated Certificate:



             "Capital Stock" shall mean stock that is Common Stock, Excess Stock or preferred stock of the Corporation.



             "Equity Stock" shall mean stock that is either Common Stock or preferred stock of the Corporation.



          FOURTH: Each reference to "Common Stock" in subparagraphs 4(b), 4(c), 4(f), 4(i), 4(k) and 4(l) of paragraph A of the FOURTH paragraph of the Second Restated Certificate is hereby amended to delete each such reference and substitute therein a reference to "Equity Stock".



          FIFTH: Subparagraph 5 of the FOURTH paragraph of the Second Restated Certificate of Incorporation of the Corporation contained in the Second Restated Certificate of Incorporation accepted for record by the Secretary of State of the State of Delaware on May 21, 1993 (the "Second Restated Certificate") is hereby amended and restated in its entirety as follows:



             (5) Legend. Each certificate for Equity Stock shall bear the following legend:



                "The shares of [          ] Stock represented by this
           certificate are subject to restrictions on transfer for the purpose of the Corporation's maintenance of its status as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended. Subject to certain provisions of the Corporation's Second Restated Certificate of Incorporation, no Person may Beneficially Own shares of Equity Stock in excess of 9.8% (or such greater percentage as may be determined by the Board of Directors of the Corporation) of the outstanding shares of Equity Stock of the Corporation unless such Person is an Existing Holder and no Person (other than an Existing Holder who Constructively Owns in excess of 9.8% of the Equity Stock immediately following the consummation of the Initial Public Offering) may Constructively Own shares of Equity Stock in excess of 9.8% of the outstanding shares of Equity Stock of the Corporation. Any Person who attempts to Beneficially Own or Constructively Own shares of Equity Stock in excess of the above limitations must immediately notify the Corporation. All capitalized terms in this legend have the meanings defined in the Corporation's Second Restated Certificate of Incorporation, a copy of which, including the restrictions on transfer, will be sent without charge to each stockholder who so requests. If the restrictions on transfer
           are violated, the shares of [     ] Stock represented hereby will be
           automatically converted into shares of Excess Stock which will be held in trust by the Corporation."



          SIXTH: A new paragraph C is hereby added to the FOURTH paragraph of the Second Restated Certificate as follows:


             C. Other Stock. The power of the Board of Directors to classify or reclassify any shares of stock shall include, without limitation, subject to the provisions of this Certificate, authority to classify or reclassify any unissued shares of such stock into a class or classes of preferred stock, preference stock, special stock or other stock, and to divide and classify shares of any class into one or more series of such class, by determining, fixing or altering one or more of the following:

                (1) The distinctive designation of such class or series and the number of shares to constitute such class or series; provided that, unless otherwise prohibited by the terms of such or any other class or series, the number of shares of any class or series may be decreased by the Board of Directors in connection with any classification or reclassification of unissued shares and the number of shares of such class or series may be increased by the Board of Directors in connection with any such classification or reclassification, and any shares of any class or series which have been redeemed, purchased, otherwise acquired or converted into shares of Common Stock or any other class or series shall become part of the authorized stock and be subject to classification and reclassification as provided in this subparagraph.

                (2) Whether or not and, if so, the rates, amounts and times at which, and the conditions under which, dividends shall be payable on shares of such class or series, whether any such dividends shall rank senior or junior to or on a parity with the dividends payable on any other class or series of stock, and the status of any such dividends as cumulative, cumulative to a limited extent or non-cumulative and as participating or non-participating.

                (3) Whether or not shares of such class or series shall have voting rights, in addition to any voting rights provided by law and, if so, the terms and conditions of such voting rights.

                (4) Whether or not shares of such class or series shall have conversion or exchange privileges and, if so, the terms and conditions thereof, including provision for adjustment of the conversion or exchange rate in such events or at such times as the Board of Directors (or any committee of the Board or officer of the Corporation to whom such duty may be delegated by the Board) shall determine.

                (5) Whether or not shares of such class or series shall be subject to redemption and, if so, the terms and conditions of such redemptions, including the date or dates upon or after which they shall be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates; and whether or not there shall be any sinking fund or purchase account in respect thereof, and if so, the terms thereof.

                (6) The rights of the holders of shares of such class or series upon the liquidation, dissolution or winding up of the affairs of, or upon any distribution of the assets of, the Corporation, which rights may vary depending upon whether such liquidation, dissolution or winding up is voluntary or involuntary and, if voluntary, may vary at different dates, and whether such rights shall rank senior or junior to or on a parity with such rights of any other class or series of stock.

                (7) Whether or not there shall be any limitations applicable, while shares of such class or series are outstanding, upon the payment of dividends or making of distributions on, or the acquisition of, or the use of moneys for purchase or redemption of, any stock of the Corporation, or upon any other action of the Corporation, including action under this subparagraph, and, if so, the terms and conditions thereof.

                (8) Any other preferences, rights, restrictions, including restrictions transferability, and qualifications of shares of such class or series, not inconsistent with law and this Certificate.


          SEVENTH: Except as expressly amended hereby or pursuant to these Articles of Amendment, the Second Restated Certificate shall remain in full force and effect in accordance with its terms, and is hereby in all respects ratified and confirmed.


     IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its President and attested to by
its Secretary on this                     day of                       , 1996.

                                          FACTORY STORES OF AMERICA, INC.


                                          By:
                                          --------------------------------------
                                                     C. Cammack Morton
                                                         President
ATTEST:
By:
---------------------------------------------
                  Secretary

                                                                      APPENDIX B


             FORM OF CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS


                                       OF THE

                        SERIES A CONVERTIBLE PREFERRED STOCK
                            (PAR VALUE $25.00 PER SHARE)

                                         OF

                          FACTORY STORES OF AMERICA, INC.



                             -------------------------


                           PURSUANT TO SECTION 151 OF THE

                  GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

                             -------------------------


     Factory Stores of America, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (hereinafter called the "Corporation"), does hereby certify that, pursuant to authority conferred on its Board of Directors by the certificate of incorporation, as amended, of the Corporation, and pursuant to the provisions of section 151 of Title 8 of the Delaware Code of 1953, as amended, the Board of Directors, at a meeting held on
          , 1996, adopted the following resolution providing for the reclassification, designation and issuance of a series of the Corporation's Series A Convertible Preferred Stock, par value $25.00 per share, consisting of 1,000,000 shares of Series A Convertible Preferred Stock.



     "RESOLVED, that pursuant to the authority vested in this Board of Directors in accordance with the provisions of ARTICLE FOURTH of the Second Restated Certificate of Incorporation, as amended, of the Corporation, the Board of Directors has duly reclassified 1,000,000 shares of Common Stock of the Corporation, into 1,000,000 shares of a class designated as Series A Convertible Preferred Stock. The reclassification increases the number of shares classified as Series A Preferred Stock from no shares immediately prior to the reclassification to 1,000,000 shares immediately after the reclassification. The reclassification decreases the number of shares classified as Common Stock from 50,000,000 shares immediately prior to the reclassification to 49,000,000 shares immediately after the reclassification. A series of Preferred Stock of the Corporation known as Series A Convertible Preferred Stock be, and it hereby is, created, classified, authorized and the issuance thereof provided for, and that the designation and number of shares, and relative rights, preferences and limitations thereof, shall be as set forth in the form appended hereto."


     1. DESIGNATION AND AMOUNT. The shares of this series of Preferred Stock shall be designated as "Series A Convertible Preferred Stock," and the number of shares constituting such series shall be 1,000,000, with a par value of $25.00 per share. The relative rights, preferences, restrictions and other matters relating to the Series A Preferred Stock are contained in this Certificate of Designation.

     2. DEFINITIONS. As used in this Certificate of Designation, the following terms shall have the following meanings:

          (a) "AGGREGATE CONSIDERATION RECEIVABLE" by the Corporation in connection with the issuance of any shares of Common Stock (or any rights, warrants, options or convertible or exercisable securities entitling the holders thereof to subscribe for or purchase any shares of Common Stock or any stock appreciation rights entitling the holders thereof to any interest in an increase in value, however measured, of shares of Common Stock) means the sum of:

             (i) the aggregate consideration paid to the Corporation for such shares, rights, warrants, options or convertible or exercisable securities and

             (ii) the aggregate consideration or premiums stated in such rights, warrants, options or convertible or exercisable securities to be payable for the shares of Common Stock covered thereby, calculated in each case in accordance with section 8(d)(vi) hereof. In case all or any portion of the consideration to be received by the Corporation may be paid in a form other than cash, the value of such consideration shall be determined in good faith by the Board of Directors or a duly authorized committee thereof (irrespective of the accounting treatment thereof), and described in a resolution of the Board of Directors or such committee.


          (b) "BUSINESS DAY" means any day other than a Saturday, a Sunday or a day on which banking institutions in the City of New York, New York are authorized or obligated by law or executive order to close.


          (c) "CAPITAL STOCK" means any and all shares, rights to purchase, warrants, options, convertible securities, participations in or other equivalents of or interests (other than security interests) in (however designated and whether voting or nonvoting) capital stock of any corporation.

          (d) "CERTIFICATE OF DESIGNATION" means this Certificate of Designation, Preferences and Rights establishing the Series A Preferred Stock pursuant to section 151 of the General Corporation Law of the State of Delaware, as the same may be amended, supplemented or modified from time to time in accordance with the terms hereof and pursuant to applicable law.


          (e) "COMMON STOCK" means the Common Stock, par value $0.01 per share, of the Corporation and, in the case of a reclassification, recapitalization or other similar change in such Common Stock or in the case of a consolidation or merger of the Corporation with or into another Person, such consideration to which a holder of a share of Common Stock would have been entitled upon the occurrence of such event.


          (f) "CONVERSION DATE" has the meaning set forth in section 8(b) hereof.

          (g) "CONVERSION NOTICE" has the meaning set forth in section 8(b) hereof.

          (h) "CONVERSION PRICE" has the meaning set forth in section 8(a) hereof.

          (i) "CORPORATION" means Factory Stores of America, Inc., a Delaware corporation.

          (j) "EFFECTIVE PURCHASE PRICE PER SHARE" at which the Corporation issues any shares of Common Stock (or any rights, warrants, options or convertible or exercisable securities entitling the holders thereof to subscribe for or purchase any shares of Common Stock or any stock appreciation rights entitling the holders thereof to any interest in an increase in value, however measured, of shares of Common Stock) shall mean an amount equal to the ratio of:

             (i) the Aggregate Consideration Receivable by the Corporation in connection with the issuance of such shares of Common Stock (or any such rights, warrants, options, convertible or exercisable securities or stock appreciation rights) to


             (ii) the number of shares of Common Stock so issued (or issuable upon the exercise or conversion of such rights, warrants, options or convertible or exercisable securities or the Common Stock equivalent, as nearly as it may be calculated, of such stock appreciation rights).


          (k) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time.

          (l) "EXCLUDED TRANSACTION" means the issuance of any shares of Capital Stock of the Corporation to employees or directors of the Corporation under an employee benefit plan or arrangement adopted by the Corporation; provided, however, in no event shall the aggregate of such issuances exceed 10% of the issued and outstanding shares of Capital Stock of the Corporation on the date prior to the date of this Certificate of Designation (calculated on a fully-diluted basis).


          (m) "FAIR MARKET VALUE" of Common Stock means, as of any date, the average of the closing prices of Common Stock for the 30 consecutive Trading Days next preceding the date prior to the date in question. The closing price for each day shall be the last sale price, or the closing bid price if no sale occurred, of Common Stock on the New York Stock Exchange.

          (n) "HOLDER" of a share of Series A Preferred Stock means the Person in whose name shares of Series A Preferred Stock are registered on the books of the Corporation.

          (o) "JUNIOR STOCK" means Capital Stock of the Corporation now or hereafter authorized, issued or outstanding that is not Parity Stock or Senior Stock.

          (p) "LIQUIDATION PREFERENCE" means, with respect to each share of Series A Preferred Stock, an amount equal to $25.00.

          (q) "NOTICE OF ISSUANCE DATE" means the date on which the Corporation gives the Holders of Series A Preferred Stock written notice of its intention to issue any class or series of Parity Stock pursuant to section 8(h)(i)(D).

          (r) "PARITY STOCK" means Capital Stock of the Corporation now or hereafter authorized, issued or outstanding ranking on a parity with the Series A Preferred Stock as to rights upon liquidation, winding up or dissolution of the Corporation.

          (s) "PERSON" means an individual, a corporation, a partnership, a joint venture, an association, a joint-stock company, a trust, a business trust, a government or any agency or any political subdivision, any unincorporated organization, or any other entity.

          (t) "SECOND RESTATED CERTIFICATE OF INCORPORATION" means the Second Restated Certificate of Incorporation of the Corporation as the same may be amended or restated from time to time.

          (u) "SERIES A PREFERRED STOCK" means the Series A Convertible Preferred Stock of the Corporation, $25.00 par value per share, established pursuant to this Certificate of Designation.

          (v) "SENIOR STOCK" means Capital Stock of the Corporation now or hereafter authorized, issued or outstanding ranking senior to the Series A Preferred Stock as to rights upon liquidation, winding up or dissolution of the Corporation.

          (w) "TRADING DAY" means any day on which the New York Stock Exchange is open for business.

     3. RANK. As to rights upon liquidation, winding up or dissolution of the Corporation, the Series A Preferred Stock shall rank senior and prior to the Common Stock and to Junior Stock, on a parity with the Parity Stock and junior to any Senior Stock. As to dividend rights, the Series A Preferred Stock shall rank on a parity with the Common Stock. Upon liquidation, winding up or dissolution, the Series A Preferred Stock shall be subordinated and junior to the prior payment in full of all principal, interest and premium, if any, of all outstanding indebtedness of the Corporation.

     4. DIVIDENDS. No dividend or distribution shall be declared or paid on the outstanding shares of Common Stock (including, without limitation, the distribution of assets or amounts paid on account of any purchase, redemption, exchange or other retirement of any shares of Common Stock, but excluding dividends and distributions on the Common Stock that would require an adjustment in the Conversion Price pursuant to section 8 hereof) unless:

          (a) concurrently with such declaration the Board of Directors shall have declared a dividend or distribution on the Series A Preferred Stock that is payable:

             (i) in the same form of cash or property or other value as the dividend declared on the Common Stock and


             (ii) in an amount per share of Series A Preferred Stock equal to the product of:



                (A) the amount of the dividend or distribution per share of Common Stock so declared on the Common Stock and


                (B) the number of shares of Common Stock issuable on conversion of a single share of Series A Preferred Stock if such share of Series A Preferred Stock were converted immediately prior to the record date for such dividend or distribution on the Preferred Stock;

          (b) the record date and payment date for the dividend or distribution so declared on the Series A Preferred Stock in compliance with the requirements of this section 4 shall be the same as the record date and payment date for the dividend so declared on the Common Stock; and

          (c) the dividend so declared on the Preferred Stock is paid on the date and in the amount prescribed above.

     In the event a dividend on shares of Common Stock is not declared by the Board of Directors or any duly authorized committee thereof with respect to any period, the Corporation shall have no obligation at any time to pay a dividend on the shares of Series A Preferred Stock in respect of such period.


     5. LIQUIDATION PREFERENCE. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, either voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation, each Holder of shares of Series A Preferred Stock shall be entitled to receive, out of assets of the Corporation available for distribution to stockholders, an amount equal to any dividends or distributions declared or required under section 4 hereof to have been declared on such Holder's shares of Series A Preferred Stock through the date of final distribution to stockholders, whether or not declared, to the extent not theretofore paid to such Holder, plus a sum equal to the Liquidation Preference, before any payment shall be made or any assets distributed to the holders of any other class or series of Capital Stock of the Corporation ranking junior to the Series A Preferred Stock with respect to distribution of assets. If the assets and funds thus distributed among the Holders of the Series A Preferred Stock shall be insufficient to permit the payment to such Holders of the full preferential amount described above, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the Holders of the Series A Preferred Stock and any Parity Stock in proportion to the full liquidating distributions to which they would otherwise be respectively entitled. After payment of the full amount of the liquidating distributions to which they are entitled, the Holders of shares of Series A Preferred Stock will have no right or claim to any of the remaining assets of the Corporation. A consolidation or merger of the Corporation with or into any other entity, or sale, lease, conveyance or disposition of all or substantially all of the assets of the Corporation or the effectuation by the Corporation of a transaction or series of related transactions in which more than 50% of the voting power of the Corporation is disposed of, shall not be deemed to be a liquidation, dissolution or winding up within the meaning of this Section 5.


     6. CONSOLIDATION AND MERGER. (a) So long as any shares of Series A Preferred Stock remain outstanding, on or prior to the effective date of any consolidation or merger, unless the Corporation is proceeding under Section 6(c), the Corporation shall not consolidate with or merge into another Person unless:

          (i) if the Corporation is the surviving entity, the rights and preferences of the Series A Preferred Stock are not modified as a result of such merger or consolidation and, after the effective date of such merger or consolidation, the Corporation, as the surviving entity, does not have outstanding any Capital Stock that is not Parity Stock or Junior Stock or Senior Stock authorized pursuant to Section 7(a), or

          (ii) if the Corporation is not the surviving entity:

             (A) the surviving entity is a Person whose equity securities are listed on a national securities exchange in the United States or authorized for quotation on the NASDAQ National Market,

             (B) the Corporation shall make effective provision such that, upon consummation of such transaction, the Holders of Series A Preferred Stock shall receive preferred stock of the surviving entity having substantially identical terms as the Series A Preferred Stock, and

             (C) the surviving entity does not have outstanding any Capital Stock that is not Parity Stock or Junior Stock.


     (b) The provisions of Section 6(a)(i) and 6(a)(ii) may be waived with respect to a consolidation or merger by the consent to any such waiver by the Holders of a majority of the shares of Series A Preferred Stock then outstanding.

     (c) If the Corporation proposes to undertake a transaction subject to Rule 13(e)-3 of the Exchange Act, the Corporation shall give each Holder of Series A Preferred Stock written notice of its intention to undertake such transaction at least twenty (20) days prior to the consummation of such transaction. Such notice shall include a description of the proposed terms and conditions of the continuation of the Holder's investment in the Corporation (or the surviving entity, as the case may be) and the cash amount or value of other consideration proposed to be payable to the holders of the Common Stock in connection with such transaction so as to allow each Holder to make its election required by section 6(d).

     (d) The Corporation shall, at the election of each Holder of Series A Preferred Stock either:

          (i) make effective provision such that such holder of Series A Preferred Stock may continue its investment following the consummation of such transaction on the terms and conditions substantially similar to those contained in the Corporation's notice given pursuant section 6(c); or

          (ii) purchase, or cause the surviving entity of such transaction to purchase, such Holder's shares of Series A Preferred Stock for a cash purchase price equal to the product of:

             (A) the number of shares of Common Stock then issuable on conversion of the shares of Series A Preferred Stock then held by such Holder and

             (B) an amount equal to 105% of the cash amount or value of other consideration payable to the holder of a single share of Common Stock upon the consummation of such transaction.

     (e) Each Holder's election under Section 6(d) shall be irrevocable and shall be delivered to the Corporation ten (10) Business Days prior to the consummation of the transaction.

     7. VOTING RIGHTS OF SERIES A PREFERRED STOCK. (a) The Holders of Series A Preferred Stock shall not be entitled to vote on any matter requiring consent of the stockholders of the Corporation, whether at an annual or special meeting, except that Holders of Series A Preferred Stock shall be entitled to vote, as a class, (i) on any proposal to amend this Certificate of Designation or as expressly required by applicable law in connection with an amendment of any of the provisions of the Second Restated Certificate of Incorporation which would alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely; and (ii) for the authorization or issuance of any new Parity Stock or Senior Stock; provided, however, that any vote otherwise required by clause (ii) with respect to the issuance of any new class or series of Parity Stock shall not be required if (x) the Fair Market Value of the Common Stock immediately preceding the Notice of Issuance Date shall be $15.00 or more and (y) such new class or series of Parity Stock shall be authorized and issued within six months following the Notice of Issuance Date. Action by Holders of Series A Preferred Stock shall require the consent of the Holders of a majority of the shares of Series A Preferred Stock then outstanding.

     (b) The foregoing voting provisions shall not apply if, at or prior to the time when the action with respect to which such vote would otherwise be required to be effected, all outstanding shares of Series A Preferred Stock shall have been converted.

     8. CONVERSION PRIVILEGE. (a) RIGHT OF CONVERSION. (i) Each share of Series A Preferred Stock shall be convertible at the option of the Holder thereof, into a number of fully paid and nonassessable shares of Common Stock equal to the ratio of:

          (A) the Liquidation Preference of such share of Series A Preferred Stock to

          (B) the Conversion Price in effect on the Conversion Date,

     or into such additional or other securities, cash or property and at such other rates as required in accordance with the provisions of this section 8, at any time and from time to time.

     (ii) For purposes of this Certificate of Designation, the "Conversion Price" shall initially be the lesser of:

          (A) $9.00 per share and

          (B) the average of the daily closing prices (last close price, regular way) of the Common Stock on the New York Stock Exchange for the 30-day period ending May 1, 1996, as such Conversion Price may be adjusted from time to time in accordance with the provisions of this section 8.

     (iii) Not later than May 15, 1996, the Corporation shall provide written notice to each Holder of Series A Preferred Stock setting forth the Conversion Price as of the date of such notice.

     (b) CONVERSION PROCEDURES. (i) In order to exercise the conversion privilege, the Holder of any shares of Series A Preferred Stock to be converted in whole or in part shall surrender the certificate or certificates evidencing such shares to the Corporation and shall give written notice to the Corporation ("Conversion Notice") that the Holder elects to convert such shares or the portion thereof specified in said notice into shares of Common Stock. The Conversion Notice shall also state the name or names (with address) in which the certificate or certificates for shares of Common Stock which shall be issuable upon such conversion shall be issued. Each certificate evidencing Series A Preferred Stock surrendered for conversion shall, unless the shares issuable on conversion are to be issued in the same name as the registration of such shares of Series A Preferred Stock, be duly endorsed by, or be accompanied by instruments of transfer in form satisfactory to the Corporation duly executed by, the Holder or its duly authorized attorney.

     (ii) Within ten Business Days after receipt of a Conversion Notice and surrender of the certificate or certificates evidencing the Series A Preferred Stock relating thereto, the Corporation shall issue and deliver to such Holder (or upon the written order of such Holder) a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such shares of Series A Preferred Stock or portion thereof in accordance with the provisions of this section 8, and a check or cash in respect of any fractional shares of Common Stock issuable upon such conversion, as provided in section 8(c) hereof. In the event that less than all the shares of Series A Preferred Stock represented by a certificate are to be converted, the Corporation shall issue and deliver or cause to be issued and delivered to (or upon the written order of) the Holder of the shares of Series A Preferred Stock so surrendered, without charge to such Holder, a new certificate or certificates representing a number of shares of Series A Preferred Stock equal to the unconverted portion of the surrendered certificate.

     (iii) Each conversion shall be deemed to have been effected on the date (the "Conversion Date") on which the certificate or certificates evidencing shares of Series A Preferred Stock shall have been surrendered to the Corporation or its transfer agent and a Conversion Notice with respect to such shares shall have been received by the Corporation, as described above. Any Person in whose name any certificate or certificates for shares of Common Stock shall be issuable upon conversion shall be deemed to have become the holder of record of the shares represented thereby on the Conversion Date; provided, however, that surrender of the certificate or certificates evidencing shares of Series A Preferred Stock on any date when the stock transfer books of the Corporation shall be closed shall constitute the Person in whose name the certificates are to be issued as the record holder thereof for all purposes on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the date on which such certificate or certificates shall have been surrendered.

     (iv) Except as otherwise provided in this section 8, no payment or adjustment will be made for dividends or other distributions with a record date prior to the Conversion Date with respect to any shares of Common Stock issuable upon conversion of this note as provided herein.

     (c) CASH PAYMENTS IN LIEU OF FRACTIONAL SHARES. No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon conversion of shares of Series A Preferred Stock. If any fractional share of Common Stock would, but for this section 8(c), be issuable upon the conversion of any shares of Series A Preferred Stock, the Corporation shall promptly after the Conversion Date make a payment therefor in cash equal to the Fair Market Value of such fractional share of Common Stock on the first Business Day immediately preceding the Conversion Date.

     (d) ADJUSTMENT OF CONVERSION PRICE. The Conversion Price shall be adjusted from time to time by the Corporation as follows:


          (i) if the Corporation shall at any time after March 1, 1996 (whether or not any shares of Series A Preferred Stock are then outstanding):


             (A) declare a dividend or distribution on the Common Stock payable in shares of Common Stock not otherwise payable to a Holder of such shares as a dividend pursuant to section 4 hereof,

             (B) subdivide or reclassify outstanding shares of Common Stock into a greater number of shares,

             (C) combine shares of outstanding Common Stock into a smaller number of shares,

             (D) declare a dividend or distribution on the Common Stock in shares of any series of its Capital Stock other than Common Stock, or

             (E) issue by reclassification of any shares of its outstanding Common Stock, shares of any series of its Capital Stock or any obligation of the Corporation or other property,


        then the conversion privilege and the Conversion Price in effect immediately prior thereto shall be adjusted so that the Holder of any shares of Series A Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock or other Capital Stock or obligation of the Corporation or other property which such Holder would have owned or have been entitled to receive after the happening of any of the events described above had such Series A Preferred Stock been converted immediately prior to the happening of such event. An adjustment made pursuant to this section 8(d)(i) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event referred to above shall occur.


          (ii) If the Corporation shall at any time after March 1, 1996 (whether or not any shares of Series A Preferred Stock are then outstanding) issue any shares of Common Stock (or any rights, warrants, options or convertible or exercisable securities entitling the holders thereof to subscribe for or purchase any shares of Common Stock or any stock appreciation rights entitling the holders thereof to any interest in an increase in value, however measured, of shares of Common Stock) for an Effective Purchase Price per Share less than the Conversion Price in effect immediately prior to the date of such issuance, then, the Conversion Price shall be adjusted to equal the ratio of:

             (1) the sum of:

                a. the product of: (1) the number of shares of Common Stock outstanding immediately prior to such issuance and (2) the Conversion Price in effect immediately prior to such issuance and

                b. the Aggregate Consideration Receivable by the Corporation in connection with such issuance to

             (2) the sum of:

                a. the number of shares of Common Stock outstanding immediately prior to such issuance and


                b. the number of additional shares of Common Stock to be so issued (including the number of shares underlying such rights, warrants, options or convertible or exercisable securities).



        If the Corporation shall at any time after March 1, 1996 (whether or not any shares of Series A Preferred Stock are then outstanding) issue any shares of Common Stock (or any rights, warrants, options or convertible or exercisable securities entitling the holders thereof to subscribe for or purchase any shares of Common Stock or any stock appreciation rights entitling the holders thereof to any interest in an increase in value, however measured, of shares of Common Stock) in an Excluded Transaction the Conversion Price in effect immediately prior to the date of such issuance shall not be adjusted as the result of such Excluded Transaction.

        Such adjustment shall be made successively whenever any shares, rights, warrants, options, convertible or exercisable securities or stock appreciation rights are issued at an Effective Purchase Price per Share that is less than the Conversion Price in effect on the date of such issuance. To the extent that any such rights, warrants, options, convertible or exercisable securities or stock appreciation rights expire without having been converted or exercised, the Conversion Price then in effect shall be readjusted to the Conversion Price which then would be in effect if such rights, options, warrants, convertible or exercisable securities or stock appreciation rights had not been issued, but such readjustment shall not affect the number of shares of Common Stock or other shares of Capital Stock delivered upon any conversion prior to the date such readjustment is made.

          (iii) If the Corporation shall at any time after March 1, 1996 (whether or not any shares of Series A Preferred Stock are then outstanding) distribute to all holders of its Common Stock any of its assets or debt securities, or rights, options, warrants or convertible or exercisable securities of the Corporation (including securities issued for cash, but excluding distributions of Capital Stock referred to in section 8(d)(i) hereof), then in each such case, the Conversion Price shall be adjusted to equal the Conversion Price in effect immediately prior to such distribution less an amount equal to the then fair market value (as reasonably determined by the Board of Directors, in good faith and as described in a resolution of the Board of Directors) of the portion of the assets or debt securities of the Corporation so distributed or of such rights, options, warrants or convertible or exchangeable securities applicable to one share of Common Stock. Such adjustment shall become effective immediately after the record date for the determination of shares entitled to receive such distribution. Such adjustment shall be made successively whenever any event listed above shall occur. Notwithstanding the foregoing, no adjustment of the Conversion Price shall be made upon the distribution to holders of Common Stock of such rights, options, warrants, convertible securities, assets or debt securities if the plan or arrangement under which such rights, options, warrants, convertible securities, assets or debt securities are issued provides for their issuance to Holders of shares of Series A Preferred Stock in the same pro rata amounts upon conversion thereof.

          (iv) In any case in which this section 8(d) provides that an adjustment shall become effective immediately after a record date for an event, the Corporation may defer until the occurrence of such event:

             (A) issuing to the Holder of any shares of Series A Preferred Stock converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment, and

             (B) paying to such Holder any amount in cash in lieu of any fractional share of Common Stock pursuant to section 8(c).

          (v) For purposes of any computations of Aggregate Consideration Receivable or other consideration pursuant to this section 8(d), the following shall apply:

             (A) in the case of the issuance of shares of Capital Stock for cash, the consideration shall be the amount of such cash, provided that in no case shall any deduction be made for any commissions, discounts or other expenses incurred by the Corporation for any underwriting of the issue or otherwise in connection therewith; and

             (B) in the case of the issuance of shares of Capital Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as reasonably determined in good faith by the Board of Directors or a duly authorized committee thereof (irrespective of the accounting treatment thereof), and described in a resolution of the Board of Directors or such committee.

          (vi) If after an adjustment a Holder of shares of Series A Preferred Stock may, upon conversion of such security, receive shares of two or more classes of Capital Stock of the Corporation, the Corporation shall determine on a fair basis the allocation of the adjusted Conversion Price between the classes of Capital Stock. After such allocation, the conversion privilege and the Conversion Price of each class of Capital Stock shall thereafter be subject to adjustment on terms comparable to those applicable to Common Stock in this section 8.


          (vii) In no event shall an adjustment pursuant to this section 8(d) reduce the Conversion Price below the then par value, if any, of the shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock.



          (viii) No adjustment in the Conversion Price for the Series A Preferred Stock shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the Conversion Price then in effect.



     (e) EFFECT OF RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE. Unless the Series A Preferred Stock shall have been converted on or prior to the effective date of any of the events referred to in clauses (i), (ii) and (iii) of this section 8(e), if there shall occur:



          (i) any reclassification or change of outstanding shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination),



          (ii) any consolidation or merger of the Corporation with another Person shall be effected as a result of which holders of Common Stock issuable upon conversion of shares of Series A Preferred Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, or



          (iii) any sale or conveyance of the properties and assets of the Corporation as, or substantially as, an entirety to any other Person,


     each share of Series A Preferred Stock then outstanding shall be convertible into the kind and amount of shares of stock and other securities or property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock issuable upon conversion of such shares of Series A Preferred Stock immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. In any such case, appropriate adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this section 8.

     If this section 8(e) applies with respect to a transaction, section 8(d) hereof shall not apply with respect to that transaction. The above provisions of this section 8(e) shall similarly apply to successive reclassifications, consolidations, mergers and sales.

     (f) TAXES ON SHARES ISSUED. The issuance of stock certificates upon conversion of shares of Series A Preferred Stock shall be made without charge to the converting Holder for any tax in respect of the issuance thereof.

     (g) RESERVATION OF SHARES; SHARES TO BE FULLY PAID; COMPLIANCE WITH GOVERNMENTAL REQUIREMENTS. The Corporation shall reserve, free from preemptive rights, out of its authorized but unissued shares, or out of shares held in its treasury, sufficient shares of Common Stock to provide for the conversion of all shares of Series A Preferred Stock from time to time outstanding. The Corporation covenants that all shares of Common Stock which may be issued upon conversion of shares of Series A Preferred Stock will upon issuance be fully paid and nonassessable by the Corporation and free from all taxes, liens and charges with respect to the issuance thereof.

     (h) NOTICE TO HOLDERS PRIOR TO CERTAIN ACTIONS.

        (i) If:

             (A) the Corporation shall take any action that would require an adjustment in the Conversion Price pursuant to section 8(d)(i), (ii) or
        (iii) hereof;

             (B) any event described in section 8(e) hereof shall occur;

             (C) the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation shall occur; or

             (D) the Corporation intends to issue a new class or series of Parity Stock without the vote of the Holders of Series A Preferred Stock as provided in the proviso of section 7(a)(ii) hereof;

        the Corporation shall cause notice of such proposed action or event to be mailed to each Holder of record of Series A Preferred Stock at its address appearing on the stock transfer books of the Corporation, as promptly as possible but in any event no later than the later of (x) the date 15 days prior to the record date for such proposed action or the effective date of such event or (y) the date on which the Corporation first publicly announces such proposed action or event.

          (ii) In any event, such notice shall specify:

             (A) the date on which a record is to be taken for the purpose of such action, or, if a record is not to be taken, the date as of which the holders of record of Common Stock are to be determined, or

             (B) the date on which such proposed event is expected to become effective, and the date as of which it is expected that holders of record of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such event.

     9. TRANSFERS; REPLACEMENT OF CERTIFICATES. (a) TRANSFERS. Subject to any restrictions on transfer under applicable securities or other laws and those set forth in Article Fourth of the Second Restated Certificate of Incorporation, shares of Series A Preferred Stock may be transferred on the books of the Corporation by the surrender to the Corporation of the certificate therefor properly endorsed or accompanied by a written assignment and power of attorney properly executed, with transfer stamps (if necessary) affixed, and such proof of the authenticity of signature as the Corporation or its transfer agent may reasonably require.


     (b) REPLACEMENT OF CERTIFICATES. If a mutilated certificate representing shares of Series A Preferred Stock is surrendered to the Corporation, or if a holder of such certificate claims such certificate has been lost, destroyed or willfully taken and provides an indemnity bond or agreement or other security sufficient, in the reasonable judgment of the Corporation, to protect the Corporation and any of its officers, directors, employees or representatives from any loss which any of them may suffer if such certificate is replaced (an "Indemnity"), then the Corporation shall issue a replacement certificate of like tenor and dated the date to which interest has been paid on the mutilated, lost, destroyed or taken certificate.


     10. SINKING FUND. Series A Preferred Stock will not be subject to any sinking fund or monetary redemption except as provided in Article 4(B)(6) of the Second Restated Certificate of Incorporation.

     11. REACQUIRED SHARES. Any shares of Series A Preferred Stock which are converted, purchased, redeemed or otherwise acquired by the Corporation, shall be retired and canceled by the Corporation promptly thereafter. No such shares shall upon their cancellation be reissued.


     12. ARTICLE FOURTH OF SECOND RESTATED CERTIFICATE OF
INCORPORATION. Anything contained in this Certificate of Designation to the contrary notwithstanding, the rights of each Holder of Series A Preferred Stock shall be subject to the terms and conditions of Article Fourth of the Second Restated Certificate of Incorporation, as the same may be amended or restated from time to time, including, without limitation, the provisions of such Article Fourth with respect to the (i) "Restrictions of Transfer to Preserve Tax Benefit; Exchange for Excess Stock" contained in Article Fourth A(4), (ii) requirement for legends to be affixed to each certificate for Common Stock contained in Article Fourth (A)(5) and (iii) preferences, qualifications, limitations, restrictions and rights of Excess Stock contained in Article Fourth (B).



     13. All notices permitted or required to be given to or by a Holder of Series A Preferred Stock shall be deemed to have been duly given if delivered personally, or by telecopy (if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service, charges prepaid), or if sent by certified or registered mail or nationally recognized overnight delivery service, postage prepaid, to, in the case of such Holder, at its last address shown on the books of the Corporation, and to the Corporation at 230 North Equity Drive, Smithfield, North Carolina 27577, or such other address as provided by the Corporation in accordance with this provision.


     IN WITNESS WHEREOF, Factory Stores of America, Inc. has caused this
Certificate of Designation to be duly signed by                          , its
President, and attested by                                 , its Secretary, this
  day of                , 1996.

                                          FACTORY STORES OF AMERICA, INC.

                                          By:
                                          --------------------------------------

                                          Name:
                                          --------------------------------------

                                          Title:
                                          --------------------------------------

                                                                      APPENDIX A


                        FACTORY STORES OF AMERICA, INC.

                                     PROXY

                                      FOR

                 ANNUAL MEETING OF STOCKHOLDERS, JUNE 27, 1996

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

    The undersigned hereby appoints Robert O. Amick, J. Richard Futrell, Jr. and Theodore E. Haigler, Jr., or any of them, with full power of substitution, the attorney and proxy of the undersigned, to appear and to vote all of the shares of stock of Factory Stores of America, Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at the Raleigh Marriott Crabtree Valley at 4500 Marriott Drive, Raleigh, North Carolina, on Thursday, June 27, 1996, at 10:00 a.m., eastern standard time, and any adjournment thereof.

    Receipt of copies of the Annual Report to Stockholders, the Notice of the Annual Meeting of Stockholders and the Proxy Statement dated May 15, 1996 is hereby acknowledged.

    This Proxy will be voted in accordance with the instructions marked herein, and in accordance with the recommendations of the Board of Directors if no instructions to the contrary are marked herein. If any other business is transacted at the Annual Meeting (including matters incident to the conduct of the Annual Meeting), this Proxy will be voted in accordance with the best judgment of the proxies (no other business is currently known).

    1. The election of seven directors of the Company to serve until the 1997 annual meeting or until their successors are duly elected and qualified:

    NOMINEES: J. Dixon Fleming, Jr., C. Cammack Morton, Robert O. Amick, B. Mayo Boddie, Sr., J. Richard Futrell, Jr., John W. Gildea, Theodore E. Haigler, Jr.
                      / /  FOR                / /  WITHHOLD

(Instruction: To withhold authority to vote for any individual nominee, print the nominee's name for which authority is withheld below.)

--------------------------------------------------------------------------------

    2. Amendment of the Company's 1993 Employee
       Stock Incentive Plan to increase the number of shares of Common Stock reserved for issuance thereunder.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

    3. Amendment of the Company's Charter to authorize preferred stock and approval of the issuance of the Company's Series A Convertible Preferred Stock and Common Stock issuable upon conversion of the Series A Convertible Preferred Stock.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

    4. Amendment of the Charter to change the Company's corporate name to "FAC Realty, Inc."

            / /  FOR            / /  AGAINST            / /  ABSTAIN

    Note: Please date and sign exactly as the name appears on this proxy. Joint owners should each sign. If the signer is a corporation, please sign full corporate name by a duly authorized officer. Executors, trustees, etc. should give full title as such.

                                                 Dated:

                                                 -------------------------------
                                                 Signature

                                                 -------------------------------
                                                 Signature

                                                 Please mark boxes in blue or
                                                 black ink.

                                                 Please return promptly in the
                                                 enclosed envelope which
                                                 requires no postage if mailed
                                                 in the U.S.A.